Amendment No. 2* dated October 13, 2025 to the Pricing Supplement dated February 19, 2025 to the Prospectus Supplement dated March 25, 2025	Registration Statement No. 333-285508 Filed Pursuant to Rule 424(b)(2)

and the Prospectus dated March 25, 2025

Issued by Bank of Montreal

1,000,000 ETNs MicroSectors™ U.S. Big Banks 3× Leveraged ETNs due February 17, 2045

This pricing supplement relates to the MicroSectors™ U.S. Big Banks 3× Leveraged Exchange Traded Notes due February 17, 2045 (the “ETNs”) that Bank of Montreal may issue from time to time. The ETNs seek to provide three times leveraged participation in the gross total return version of the Solactive MicroSectors™ U.S. Big Banks Index (the “Index”) from one leverage reset day to the next, before taking into account fees and charges. Because the leveraged return of the Index is compounded daily with each leverage reset, the performance of the ETNs over a period longer than from one leverage reset day to the next will differ, perhaps significantly, from a three times leveraged point-to-point return of the Index over the same period. The Index is a total return index, meaning that the level of the Index reflects both movements in stock prices and the reinvestment of dividend income.

On October 13, 2025, the closing price of the ETNs on the NYSE Arca, Inc. (the “NYSE”) was $25.37 per note, and the Closing Indicative Value per ETN was $24.76.

The ETNs do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay any interest. Instead, you will receive a cash payment in U.S. dollars at maturity, upon a call at our option or upon early redemption at your option, based on a daily resetting three times leveraged participation in the performance of the Index, less the Daily Financing Charge, the Daily Investor Fee and, upon early redemption, the Redemption Fee Amount (each as described below and referred to herein collectively as the “fees and charges”). The fees and charges will reduce any payment at maturity, call or upon early redemption, or if you sell your ETNs in the secondary market. Because of these fees and charges, the level of the Index will need to have increased over the period you hold the ETNs by an amount that is sufficient, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount in order for you to receive at least the principal amount of your investment. You may lose your entire investment in the ETNs. Please see “Terms of the ETNs” below for important information relating to the terms and conditions of the ETNs. Any payment on the ETNs is subject to the credit risk of Bank of Montreal.

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged long exposure to the performance of the Index on a daily basis, before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intra-day basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is positive. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

The ETNs are unsecured and unsubordinated obligations of Bank of Montreal. Each ETN has a principal amount of $25. The Daily Financing Charge (which is based on the Federal Reserve Bank Prime Loan Rate plus an amount that will initially be 2.25% per annum, but which may be increased to up to 4.00% per annum) and the Daily Investor Fee (based on a rate of 0.95% per annum) are deducted from the Closing Indicative Value on a daily basis. If you elect for us to redeem your ETNs, your payment will be subject to the Redemption Fee Amount of 0.125% (unless waived by us, as explained below).

The ETNs are listed on the NYSE under the ticker symbol “BNKU.” To the extent that an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on the NYSE or any other exchange. Under certain circumstances, the ETNs may be subject to delisting by the NYSE. We have not and do not intend to list the ETNs on any other exchange. There can be no assurance that an active secondary market will exist at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ETNs or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the ETNs involves significant risks. See “Risk Factors” beginning on page PS-23 of this pricing supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The ETNs are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

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The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is positive.

The Closing Indicative Value will reflect the daily deduction of the Daily Financing Charge and the Daily Investor Fee. If the level of the Index decreases or does not increase sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Financing Charge and the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

* The purpose of this Amendment No. 2 to the pricing supplement dated February 19, 2025 (as amended, the “pricing supplement”) is to offer additional ETNs with an aggregate principal amount of $12,500,000, which we refer to as the “additional ETNs.” $12,500,000 aggregate principal amount of ETNs, which we refer to as the “original ETNs,” were issued prior to the date of this Amendment No. 2. The additional ETNs constitute a further issuance of, and are consolidated with and form a single tranche with, the original ETNs. The additional ETNs have the same CUSIP as the original ETNs and will trade interchangeably with the original ETNs. References to the “ETNs” in this pricing supplement collectively refer to such additional ETNs and the original ETNs. The additional ETNs are expected to settle on or about October 14, 2025. Upon the issuance of such additional ETNs, the aggregate principal amount of the outstanding ETNs of this tranche will be $25,000,000.

After the date of this document, we may sell from time to time a portion of the ETNs at prices that are based on the Closing Indicative Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the ETNs are sold to the public, less any commissions paid to BMO Capital Markets Corp. (“BMOCM”). BMOCM may charge normal commissions in connection with any purchase or sale of the ETNs. In addition, in exchange for providing certain services relating to the distribution of the ETNs, BMOCM, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive a portion of the profits generated by the Daily Financing Charge and the Daily Investor Fee. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the ETNs decline. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to BMOCM, and BMOCM may sell those ETNs to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional ETNs at any time, and if we and BMOCM do issue and sell additional ETNs, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace or such ETNs are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisors before purchasing or selling the ETNs, especially ETNs trading at a premium over their indicative value.

Although the title of the ETNs includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the ETNs on the NYSE or any other exchange. The ETNs may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. If the ETNs cease to be listed on the NYSE or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their indicative value. If the ETNs ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title.

Any limitation or suspension on the issuance of the ETNs and any delisting of the ETNs will not affect the early redemption right of holders as described herein. However, an investor will not be able to exercise that right unless the investor submits for redemption at least the minimum number of ETNs specified above.

TABLE OF CONTENTS

Page

Pricing Supplement

ADDITIONAL INFORMATION ABOUT THE ISSUER AND THE ETNS

You should read this pricing supplement together with the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025. This pricing supplement, together with the documents listed below, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement and Prospectus dated March 25, 2025: https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

Since the date that the ETNs were initially issued, we have prepared a new “base” prospectus and prospectus supplement, each dated March 25, 2025. The ETNs are part of a series of debt securities entitled “Senior Medium-Term Notes, Series I.” When you read the accompanying prospectus supplement, please note that all references to “Series K” shall be deemed to refer instead to “Series I.” In addition, the term “indenture” as used in the accompanying prospectus supplement shall mean the Senior Indenture dated as of January 25, 2010, as amended and supplemented by the First Supplemental Indenture dated as of September 23, 2018, between the Bank and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Original Trustee”), as further amended and supplemented by the Third Supplemental Indenture dated as of May 26, 2022, among the Bank, the Original Trustee and The Bank of New York Mellon, as series trustee.

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The ETNs described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the ETNs. This pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the ETNs in any circumstances in which such offer or solicitation is unlawful.

PS-1

TERMS OF THE ETNS

The terms of the ETNs are set forth below and in the section in this pricing supplement entitled “Additional Terms of the ETNs.” The ETNs are part of a series of debt securities entitled “Senior Medium-Term Notes, Series I” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. Terms that apply generally to all Senior Medium-Term Notes, Series I are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the prospectus supplement or prospectus, the disclosure in this pricing supplement will control.

References to “holders” herein mean those who own the ETNs registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Key Terms
Issuer:	Bank of Montreal

Principal Amount:	$25 per ETN

Aggregate Principal Amount:	1,000,000 ETNs outstanding as of October 14, 2025, representing an aggregate principal amount of $25,000,000.

Initial Trade Date:	February 19, 2025

Initial Issue Date:	February 24, 2025

Term:	Approximately 20 years, subject to your right to require us to redeem your ETNs on any Redemption Date, our call right or our right to extend the Maturity Date, each as described below.

Maturity Date:

February 17, 2045, which is scheduled to be the fifth Business Day following the last Index Business Day in the Final Measurement Period.

The Maturity Date may occur earlier, as set forth under “—Final Measurement Period” below. The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend a scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date, including the new Calculation Date determined by the Calculation Agent. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date. The Maturity Date is also subject to adjustment as described under “Additional Terms of the ETNs—Postponement of a Payment Date” in this pricing supplement.

PS-2

Listing:	The ETNs are listed on the NYSE under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the ETNs are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
BNKU	063679435	US0636794358	BNKUIV

If an active secondary market develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.

Index:

The gross total return version of the Solactive MicroSectors™ U.S. Big Banks Index. The ticker symbol of the Index is “SOLUSBBT”. The Index is an equally-weighted equity index that tracks the performance of 10 of the largest (determined by free-float market capitalization) U.S. stocks included in the banking and investment services sectors, based on the sector classification from FactSet RBICS (Revere Business Industry Classification System). The Index is a total return index, in which dividends paid on the applicable securities are included in the level of the Index. Solactive AG (“Solactive” or the “Index Sponsor”) publishes the level of the Index.

We refer to the securities included in the Index as the “Index Constituents” and the issuers of those securities as the “Constituent Issuers.”

Leveraged Exposure Resets:	The leveraged exposure provided by the ETNs is reset at the close on each Index Business Day that is not a Disrupted Day (each, a “Leverage Reset Day”).

Interest Payments:	None.

Payment at Maturity/Cash Settlement Amount:

For each ETN, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

Final Measurement Period:

The Final Measurement Period will be a period of five consecutive Index Business Days from and including the Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

If the Calculation Agent determines that the “aggregate market value” of the outstanding ETNs is less than or equal to $500,000,000 at the close of trading on the Index Business Day immediately preceding the Calculation Date, the Final Measurement Period will consist solely of the Calculation Date, and will not extend for five Index Business Days. In such a case, the scheduled Maturity Date shall be accelerated to the fifth Business Day following the Calculation Date.

PS-3

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs that are outstanding on that date.

Calculation Date:	February 6, 2045. If the scheduled Calculation Date is not an Index Business Day, the Calculation Date will be the next Index Business Day, subject to adjustments.

Terms Relating to the Closing Indicative Value
Closing Indicative Value:

On the Initial Trade Date, the Closing Indicative Value was equal to the Principal Amount. As of any subsequent date of determination, the Closing Indicative Value is equal to:

•    the Long Index Amount as of that date, minus

•    the Financing Amount as of that date, minus

•    the Daily Financing Charge as of that date, minus

•    the Daily Investor Fee as of that date.

provided that, the Closing Indicative Value will not be less than $0.

If the Closing Indicative Value is $0 on any Exchange Business Day, or the Intraday Indicative Value at any time on any Exchange Business Day is less than or equal to $0, then the Closing Indicative Value on all future days during the term of the ETNs will be $0. If the Closing Indicative Value is $0, the Cash Settlement Amount will be $0 (a total loss of value).

Long Index Amount:

As of any date of determination, the Long Index Amount is equal to:

•    the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•    the Daily Leverage Factor, times

•    the Index Performance Factor as of that date.

Daily Leverage Factor:	3

Index Performance Factor:	As of any date of determination, the Index Performance Factor is equal to: • the Closing Index Level on that date, divided by • the Closing Index Level on the immediately preceding Leverage Reset Day.

PS-4

Daily Financing Charge:

As of any date of determination, the Daily Financing Charge is equal to:

•    the Financing Amount as of that date, times

•    the Financing Rate on that date plus the Financing Spread on that date, times

•    the day count fraction equal to (i) the number of calendar days during the relevant Financing Period divided by (ii) 365.

Financing Amount:	As of any date of determination, the Financing Amount is equal to: • the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times • the Daily Financing Factor.

Daily Financing Factor:	2

Financing Rate:

The Financing Rate is, on any date of determination, the bank prime loan rate as that rate appears on its Designated Page as of approximately 4:00 p.m. (New York City Time) on that date, as determined the Calculation Agent (the “Federal Reserve Bank Prime Loan Rate”).

Unless the Calculation Agent determines that the Financing Rate has been discontinued or that rate has ceased to be published permanently or indefinitely as provided below, if (i) the Calculation Agent determines that the Financing Rate is not reported on its Designated Page on any date of determination, or (ii) the Calculation Agent determines that any published rate as of any date of determination is manifestly incorrect, then the Calculation Agent shall determine the Financing Rate for that date of determination in its sole discretion, taking into account all available information that it considers relevant.

If the Calculation Agent determines, on any date of determination, that the Financing Rate has been discontinued or that rate has ceased to be published permanently or indefinitely, then the Calculation Agent will use a substitute or successor rate that it has determined in its sole discretion to be a commercially reasonable alternative replacement rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may make any applicable adjustments to the methodology for calculating such substitute or successor rate, including any adjustment factor, spread and/or formula it determines is needed to make such substitute or successor rate comparable to the original Financing Rate or any other adjustments as it reasonably determines to be appropriate under the circumstances.

If the Calculation Agent determines that the Financing Rate has been discontinued or that rate has ceased to be published permanently or indefinitely but no successor rate is chosen as described above, then the Calculation Agent shall determine the Financing Rate for any date of determination in its sole discretion, taking into account all available information that it considers relevant.

PS-5

“Designated Page” means the Bloomberg page “FCPR Index,” or any successor site or publication (or in another recognized electronic source used for purposes of displaying such rate determined by the Calculation Agent, in its sole discretion).

Corrections. If a Financing Rate that is initially published and used for any date of determination that is an Index Business Day during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, and such published rate is subsequently corrected, such corrected rate will be used for purposes of determining the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable if, but only if, such corrected rate is published on or before the Business Day immediately preceding the related Maturity Date, Redemption Date, or Call Settlement Date, as applicable.

The Federal Reserve Bank Prime Loan Rate is released by the Board of Governors of the Federal Reserve System on each Business Day at approximately 4:15 p.m. (New York City time) for the prior Business Day. The Federal Reserve Bank Prime Loan Rate is based on the prime rates posted by large insured U.S.-chartered commercial banks. Increases in the Federal Reserve Bank Prime Loan Rate will increase the Financing Rate, and, all other things remaining equal, will reduce the return on the ETNs.

Financing Spread:

As of the Initial Trade Date, 2.25% per annum. The Financing Spread may be adjusted from time to time by the Calculation Agent in its sole discretion; provided that the Financing Spread will not be greater than 4.00% per annum.

If the Calculation Agent elects to adjust the Financing Spread, we will notify the trustee for the ETNs, and issue a press release that we will publish on our website at least five Business Days prior to the effective date (a “Fee Effective Date”) of the applicable change. We refer to the date on which we publish such a press release as a “Fee Notice Date.” Notwithstanding the forgoing, the Fee Effective Date for any reduction to the Financing Spread may be any date after the Fee Notice Date that is designated in the applicable press release.

Financing Period:	On any date of determination, the Financing Period is equal to the number of calendar days from, but excluding, the “settlement date” for the immediately preceding Leverage Reset Day to, and including, the settlement date for that date. The “settlement date” for any date of determination refers to the business day on which a sale of an equity security agreed on such date is typically required to settle under Rule 15c6-1(a) under the Exchange Act. This business day is currently the first business day after the date of an agreement to buy or sell a security. The Calculation Agent may adjust a settlement date if it deems reasonably appropriate to reflect any disruptions or extraordinary events that impact the securities settlement or other systems in the applicable markets.

PS-6

Daily Investor Fee:

As of any date of determination, the Daily Investor Fee is equal to:

•    the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•    the Fee Rate, times

•    the day count fraction equal to (i) the number of calendar days during the relevant Financing Period divided by (ii) 365.

Fee Rate:	0.95% per annum.

Terms Relating to Issuer Call Right
Issuer Call Right:

On any Business Day after the Initial Issue Date, we may, in our sole discretion, redeem the ETNs, in whole or in part, by providing notice to the holders (a “Call Notice”) not less than 14 calendar days prior to the Call Settlement Date specified in the Call Notice.

If fewer than all of the outstanding ETNs are to be redeemed, we will specify in the Call Notice the principal amount of ETNs to be redeemed, and the Trustee will select the ETNs to be redeemed pro rata, by lot or in such manner as it deems appropriate and fair. We may elect to call a portion of the ETNs on more than one occasion during the term of the ETNs.

Because DTC is the only registered holder of the ETNs, the Call Notice will be delivered solely to DTC in accordance with its applicable policies and procedures. Beneficial owners of the ETNs will not receive the Call Notice directly from us. Beneficial owners should contact their broker, bank, or other intermediary through which they hold ETNs to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

Call Settlement Amount:	If we exercise our call right, for each ETN that is called, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount will not be less than $0.

Call Measurement Period:

The Call Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Call Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

If we issue a Call Notice, the “Call Calculation Date” will be an Index Business Day specified in such Call Notice. The “Call Settlement Date” will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

If the Calculation Agent determines that the “aggregate market value” of the ETNs to be called in whole or in part is less than or equal to $500,000,000 at the close of trading on the Index Business Day immediately preceding the Call Calculation Date, then the Call Measurement Period will consist solely of the Call Calculation Date, and will not extend for five consecutive Index Business Days.

PS-7

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs to be called on that date.

Terms Relating to Early Redemption at Option of Holder
Early Redemption:

Subject to your compliance with the procedures described below, you may submit a request on any Business Day commencing on the First Redemption Date and ending on the Final Redemption Date to require us to redeem all or a portion of your ETNs (subject to a Minimum Redemption Amount set forth below). In order to redeem your ETNs, you must comply with the redemption procedures described under “—Redemption Procedures” below. The “Minimum Redemption Amount” is 25,000 ETNs. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after Final Redemption Date.

For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date will be the next Index Business Day.

To satisfy the Minimum Redemption Amount, your broker or other financial intermediary may bundle your ETNs for redemption with those of other investors to reach the Minimum Redemption Amount; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce the Minimum Redemption Amount in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. The Minimum Redemption Amount will not be applicable for any redemption validly elected on any Fee Notice Date or the following five Business Days if the Financing Spread increased.

If you elect to have your ETNs redeemed and you have complied with the redemption procedures and satisfied the Minimum Redemption Amount, for each ETN that is redeemed, you will receive the Redemption Amount on the applicable Redemption Date.

The “First Redemption Date” will be the sixth Index Business Day immediately following the Initial Issue Date and the “Final Redemption Date” will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

The early redemption feature is meant to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the redemption feature in this manner as to any of the ETNs.

PS-8

Redemption Amount:

The Redemption Amount will be a cash payment payable on the applicable Redemption Date equal to (a) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period minus (b) the Redemption Fee Amount. The Redemption Amount will not be less than $0.

We will inform you of such Redemption Amount on the first Business Day following the last Index Business Day in the Redemption Measurement Period.

Redemption Measurement Period:

The Redemption Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Redemption Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement. The “Redemption Calculation Date” will be the first Index Business Day immediately following the applicable Redemption Notice Date.

If the Calculation Agent determines that the “aggregate market value” of the ETNs to be redeemed is less than or equal to $500,000,000 at the close of trading on the Redemption Notice Date, then the Redemption Measurement Period will consist solely of the Redemption Calculation Date, and will not extend for five Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs to be redeemed.

The Redemption Amount will be paid on the applicable Redemption Date. The “Redemption Date” will be the fifth Business Day following the last Index Business Day in the applicable Redemption Measurement Period.

Redemption Fee Amount:	As of any Redemption Date, an amount per ETN in cash equal to the product of (a) 0.125% and (b) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your ETNs, you should not assume you will be entitled to the benefit of any such waiver.

PS-9

Redemption Procedures:

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps through normal clearing system channels:

•    deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this pricing supplement as Annex A, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Calculation Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, in the form set forth in Annex B to this pricing supplement, for your execution;

•    deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

•    instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the applicable Redemption Calculation Date at a price equal to the Redemption Amount; and

•    cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Final Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the ETNs, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Calculation Date, your notice will not be effective, you will not be able to redeem your ETNs until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your ETNs on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of ETNs relating to the right to redeem their ETNs will be irrevocable. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

PS-10

Additional Terms
Initial Index Level:	4,421.91, which was the Closing Index Level on the Initial Trade Date.

Closing Index Level:	On any date of determination, the official closing level of that Index reported by the Index Sponsor on that day, as obtained by the Calculation Agent on that day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the Calculation Agent obtains market data from Bloomberg L.P., but the Calculation Agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “Closing Index Level” are subject to the provisions set forth below under “Additional Terms of the ETNs —Market Disruption Events,” “—Discontinuance or Modification of an Index; Additional Replacement Events” and “—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

Intraday Indicative Value:

The Intraday Indicative Value is calculated and published by Solactive or a successor every 15 seconds during the NYSE’s “core trading session,” which is currently from 9:30 a.m. to approximately 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination.

If the Intraday Indicative Value of the ETNs is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value of the ETNs on that day, and for the remainder of the term of the ETNs, will be $0 (a total loss of value).

Business Day:	Each Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

Exchange Business Day:	Any day on which the primary exchange or market for trading of the ETNs is scheduled to be open for trading.

Leverage Reset Day:	Each Index Business Day that is not a Disrupted Day.

Index Business Day:	Any day on which each Primary Exchange and Related Exchange is scheduled to be open for trading.

Primary Exchange:	With respect to each security included in the Index, the primary exchange or market of trading for that security.

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Related Exchange:	Each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Index.

Disrupted Day:	A day on which a market disruption event has occurred or is continuing, and, the occurrence of which is determined by the Calculation Agent to have a material effect on the level of the Index.

Market Disruption Events:	Please see “Additional Terms of the ETNs—Market Disruption Events” in this pricing supplement for additional information about Market Disruption Events.

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The ETNs will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged long exposure to the performance of the Index on a daily basis, before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intra-day basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is positive. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

PS-12

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is positive.

The Closing Indicative Value will reflect the daily deduction of the Daily Financing Charge and the Daily Investor Fee. If the level of the Index decreases or does not increase sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Financing Charge and the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

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SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of factors you should consider before purchasing the ETNs. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement, in the accompanying prospectus supplement and accompanying prospectus. See “Terms of the ETNs” and “Additional Terms of the ETNs” herein for a description of the terms of the ETNs, and “Risk Factors” herein for a description of the risks related to an investment in the ETNs.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to a three times leveraged participation in the performance of the Index, compounded daily, less a Daily Financing Charge, the Daily Investor Fee and, if applicable, the Redemption Fee Amount. Unlike ordinary debt securities, the ETNs will not guarantee any return of principal at maturity or call, or upon early redemption. The ETNs will not pay any interest. You may lose your entire investment in the ETNs.

Because the ETNs represent a “long” leveraged exposure to the performance of the Index on a daily basis, depreciation of the Index will reduce your payment at maturity, call or upon early redemption, and you could lose your entire investment.

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged long exposure to the performance of the Index on a daily basis, before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intra-day basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is positive. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

PS-14

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is positive.

The ETNs seek to approximate the returns that might be available to investors through a leveraged “long” investment in the Index (for example, through a leveraged position in the Index Constituents). A leveraged “long” investment strategy involves the practice of borrowing money from a third-party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets. A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the third-party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third-party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover the payment of the interest charges and will incur a loss at an accelerated rate if the value of the assets decrease.

In order to seek to replicate a leveraged “long” investment strategy in the Index, the terms of the ETNs provide that, on each day, an amount equal to the Closing Indicative Value on the immediately preceding day (“$x”) is leveraged through a notional loan of an amount equal to “$y”. Investors are thus considered to have notionally borrowed $y, which, together with the initial $x investment, represents a notional investment of $x + $y (represented by the Long Index Amount) in the Index on the relevant day. During the term of the ETNs, the leveraged portion of the notional investment, $y (represented by the Financing Amount), accrues a Daily Financing Charge for the benefit of the Issuer, the cumulative effect of which is reflected, together with the applicable Daily Investor Fee, in the Closing Indicative Value of the ETNs. The Daily Financing Charge seeks to represent the amount of interest, calculated by reference to the Financing Rate plus the Financing Spread, that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call or redemption, the investment in the Index is notionally sold at the then current value of the Index, and the investor then notionally repays the Issuer an amount equal to the principal of the notional loan plus accrued interest and investor fees. The payment at maturity, call or redemption under the ETNs, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies, as well as applicable investor fees. Because the leveraged return of the Index is compounded daily with each leverage reset, the performance of the ETNs over a period longer than from one leverage reset day to the next will differ, perhaps significantly, from a three times leveraged point-to-point return of the Index over the same period.

For a description of how the payment at maturity, upon a call or upon early redemption is calculated, see “Terms of the ETNs” above.

PS-15

How are payments on the ETNs determined, and what fees are incurred by investors in the ETNs?

At maturity or upon a call by us or early redemption by you, the ETNs provide for a cash payment based on the Closing Indicative Value over a five-day measurement period minus, in the case of an early redemption by you, a Redemption Fee Amount. For a complete description of how the payment at maturity, upon a call or upon early redemption is calculated, see “Terms of the ETNs” above.

Daily Financing Charge. As of any date of determination, the Daily Financing Charge is equal to:

•	the Financing Amount as of that date, times

•	the Financing Rate on that date plus the Financing Spread on that date, times

•	the day count fraction equal to (i) the number of calendar days during the relevant Financing Period divided by (ii) 365.

where, “Financing Amount” means, on any date of determination, the Closing Indicative Value as of the immediately preceding Leverage Reset Day times the Daily Financing Factor of 2.

The Daily Financing Charge represents the amount synthetically borrowed in order to provide leveraged exposure to the Index. Because the Daily Financing Charge is applied to the Financing Amount, which takes into account the Daily Financing Factor of 2, the Daily Financing Charge will reduce the Closing Indicative Value of the ETNs by a rate equal to 2× the sum of the Financing Rate plus the Financing Spread. The Daily Financing Charge is subtracted from the Closing Indicative Value on a daily basis and, thus, the net effect of the Daily Financing Charge accumulates over time.

Daily Investor Fee. As of any date of determination, the Daily Investor Fee is equal to:

•	the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•	the Fee Rate, times

•	the day count fraction equal to (i) the number of calendar days during the relevant Financing Period divided by (ii) 365.

The Daily Investor Fee is subtracted from the Closing Indicative Value on a daily basis at a rate per annum equal to the Fee Rate and, thus, the net effect of the Daily Investor Fee accumulates over time. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the ETNs, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the ETNs and the amount of ETNs that are held.

Redemption Fee Amount: As of any Redemption Measurement Period, the Redemption Fee Amount will be the product of (a) 0.125% and (b) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your ETNs, you should not assume you will be entitled to the benefit of any such waiver.

PS-16

The Closing Indicative Value will reflect the daily deduction of the Daily Financing Charge and the Daily Investor Fee. If the level of the Index decreases or does not increase sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Financing Charge and the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

Path Dependence and Daily Leverage Reset

The returns on the ETNs are path dependent. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a daily basis. Because the leveraged return of the Index is reset daily, the performance of the ETNs over a period longer than from one leverage reset day to the next will differ, perhaps significantly, from a three times leveraged point-to-point return of the Index over the same period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively affected in complex ways by the volatility of the Index on a daily or intraday basis.

Because the leverage of the ETNs is reset once daily, at the close on each Leverage Reset Day, due to intra-day changes in the level of the Index, the leverage at any point during an Index Business Day will be higher or lower than the target leverage of 3.0.

The performance of the ETNs is path-dependent. This means that the value of the ETNs will depend not only upon the level of the Index at maturity, call or redemption, but also on the performance of the Index over each day that you hold your ETNs. In other words, the value of the ETNs will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the return on the ETNs may not correlate with the return on the Index over periods longer than one day.

As a general matter, it is expected that the ETNs will have better returns if the Index trends from one level to another over multiple Index Business Days, rather than experiencing significant changes in opposite directions over multiple Index Business Days. Consequently, volatility of the level of the Index will have a significant negative effect on the value of the ETNs.

In addition, the performance of the ETNs is path dependent, insofar as their value at any time depends not only on the level of the Index at such time, but also on the Index’s level at any prior time. As a result, the value of your investment in the ETNs will diverge significantly from the value of a three times leveraged investment linked to the Index where the leverage is not reset on daily basis. See “Hypothetical Examples” herein.

Understanding the Value of the ETNs

The initial offering price of the ETNs was determined at the inception of the ETNs. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your ETNs repurchased by us. An explanation of each type of valuation is set forth below.

PS-17

Initial Offering Price to the Public. The initial offering price to the public was equal to the principal amount of the ETNs. The initial offering price reflected the value of the ETNs only on the Initial Trade Date.

Closing Indicative Value. The Closing Indicative Value for the ETNs is calculated and published on each Exchange Business Day and is meant to reflect the end-of-day intrinsic value for the ETNs. On the Initial Trade Date, the Closing Indicative Value is equal to the Principal Amount. As of any subsequent date of determination, the Closing Indicative Value is equal to:

•	the Long Index Amount as of that date, minus

•	the Financing Amount as of that date, minus

•	the Daily Financing Charge as of that date, minus

•	the Daily Investor Fee as of that date.

If the Closing Indicative Value is $0 on any Exchange Business Day, or the Intraday Indicative Value at any time on any Exchange Business Day is less than or equal to $0, then the Closing Indicative Value on all future days during the term of the ETNs will be $0. If the Closing Indicative Value is $0, the Cash Settlement Amount will be $0 (a total loss of value).

The Closing Indicative Value is not the market price of the ETNs in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your ETNs or as a recommendation to transact in the ETNs at the stated price. The market price of the ETNs at any time may vary significantly from the Closing Indicative Value due to, among other things, imbalances of supply and demand for the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Intraday Indicative Value. The Intraday Indicative Value of the ETNs is calculated and published by Solactive or a successor every 15 seconds during the NYSE’s core trading session, which is currently from 9:30 a.m. to approximately 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

PS-18

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the ETNs in the secondary market. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday. The Intraday Indicative Value for the ETNs will be published every 15 seconds on Bloomberg under the ticker symbol indicated herein.

See “Intraday Value Of The Index And The ETNs— Intraday Indicative Values” in this pricing supplement for more information.

Trading Price. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the ETNs. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of each ETN in the secondary market is not the same as the Intraday Indicative Value or the Closing Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value or the Closing Indicative Value of such ETNs at such time because the market value reflects investor supply and demand for the ETNs. Furthermore, any premium in the trading price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Intraday Indicative Value or the Closing Indicative Value.

The leveraged exposure provided by the ETNs is reset at the close on each Leverage Reset Day. Therefore, if you purchase the ETNs in the secondary market at a price other than the Closing Indicative Value, the actual leverage you experience until the next Leverage Reset Day can, and most likely will, differ, potentially significantly, from the targeted leverage of 3.

Redemption Amount. The Redemption Amount is the price per ETN that we will pay you to redeem the ETNs upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the ETNs.

Because the Redemption Amount is based on the Closing Index Levels on the Index Business Days during the Redemption Measurement Period, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your ETNs.

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Ticker Symbols

Trading price:	BNKU
Intraday Indicative Value:	BNKUIV
Intraday Index Level:	SOLUSBBT <Index>

How do you sell your ETNs

We have listed the ETNs on the NYSE under the exchange ticker symbol set forth above. To the extent that an active secondary market in the ETNs exist, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We are not obligated to maintain the listing of the ETNs on the NYSE or any other exchange for the term of the ETNs. There can be no assurance that an active secondary market will exist at any time.

Investors also have a right to require us to redeem the ETNs, as described and subject to the procedures and limitations set forth herein.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to BMOCM, and BMOCM may sell those ETNs to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional ETNs at any time, and if we and BMOCM do issue and sell additional ETNs, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace or such ETNs are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisors before purchasing or selling the ETNs, especially ETNs trading at a premium over their indicative value.

Investor Considerations

The ETNs are not appropriate for all investors. The ETNs may be an appropriate investment for investors who:

•	seek a short-term investment with a return linked to a three times leveraged participation in the performance of the Index, compounded daily, and are willing to accept the risk of fluctuations in the level of the Index.

•	understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage, and (ii) the risks of seeking leveraged investment results generally.

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•	are sophisticated investors, understand path dependence of investment returns and seek a short-term investment in order to manage daily trading risks.

•	understand that the ETNs are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective.

•	believe the level of the Index will increase during your investment horizon for the ETNs by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable.

•	are willing to accept the risk that you may lose some or all of your investment.

•	are willing to hold ETNs that may be redeemed early by us under our call right.

•	are willing to forgo dividends or other distributions paid to holders of the Index Constituents, except as reflected in the level of the Index.

•	understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when that premium is no longer present in the marketplace or the ETNs are called.

•	are willing to actively and frequently monitor your investment in the ETNs.

•	are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	do not seek a pre-determined amount of current income from your investment.

•	are not seeking an investment for which there will be an active secondary market.

•	are comfortable with the creditworthiness of Bank of Montreal, as issuer of the ETNs.

The ETNs may not be an appropriate investment for investors who:

•	do not seek a short-term investment with a return linked to a three times leveraged participation in the performance of the Index, compounded daily, or are not willing to accept the risk of fluctuations in the level of the Index.

•	do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage, or (ii) the risks of seeking leveraged investment results generally.

•	are not sophisticated investors, do not understand path dependence of investment returns or seek an investment for purposes other than managing daily trading risks.

•	do not understand why performance of the ETNs over different periods of time can differ significantly from their stated daily objective on a daily basis.

PS-21

•	believe that the level of the Index will decrease during your investment horizon for the ETNs or the level of the Index will not increase by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable.

•	are not willing to accept the risk that you may lose some or all of your investment.

•	are not willing to hold ETNs that may be redeemed early by us under our call right.

•	are not willing to forgo dividends or other distributions paid to holders of the Index Constituents, except as reflected in the level of the Index.

•	do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when that premium is no longer present in the market place or the ETNs are called.

•	are not willing to actively and frequently monitor your investment in the ETNs.

•	are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	seek a pre-determined amount of current income from your investment.

•	seek an investment for which there will be an active secondary market.

•	are not comfortable with the creditworthiness of Bank of Montreal as issuer of the ETNs.

•	prefer lower risk and are willing to accept potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

The considerations identified above are not exhaustive. Whether or not the ETNs are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the ETNs in light of your particular circumstances. You should also review carefully the “Risk Factors” section herein and in the accompanying prospectus supplement and prospectus for risks related to an investment in the ETNs.

PS-22

RISK FACTORS

An investment in the ETNs is significantly riskier than an investment in conventional debt securities. The ETNs are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or any securities of the Constituent Issuers. In addition, your investment in the ETNs entails other risks not associated with an investment in conventional debt securities. In addition to the “Risk Factors” sections of the prospectus supplement and the prospectus, you should consider carefully the following discussion of risks before investing in the ETNs.

Risks Relating to the Terms of the ETNs

The ETNs do not pay interest and do not guarantee the return of any of your initial investment. You may lose all or a substantial portion of your investment in the ETNs.

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or upon early redemption based on the leveraged performance of the Index, compounded daily, less the Daily Financing Charge, the Daily Investor Fee and, in the case of an early redemption, the Redemption Fee Amount. As a result, you may lose all or a substantial portion of your investment in the ETNs if the level of the Index decreases or does not increase by an amount sufficient to offset those fees (after giving effect to the decay effect caused by the daily resetting of the leverage). Furthermore, even if the level of the Index increases, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The ETNs are designed to be short-term trading tools and are not designed to meet any investment objectives over any period longer than one day.

The ETNs seek to provide a leveraged long return based on the performance of the Index (as adjusted for costs and fees) over a period of a single day. The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The ETNs are not intended to be “buy and hold” investments. The ETNs are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The ETNs are designed to achieve their stated investment objective on each day, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the Closing Indicative Value will begin to break down as the length of an investor’s holding period increases. The ETNs are not intermediate- or long-term substitutes for long positions in the Index Constituents. Investors should carefully consider whether the ETNs are appropriate for their investment portfolio.

Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Because the ETNs are meant to provide leveraged long exposure to changes in the level of the Index on a daily basis, the performance of the ETNs over periods longer than one day can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. Investors should actively and frequently monitor their investments in the ETNs, even intraday. You should proceed with extreme caution in considering an investment in the ETNs.

PS-23

The ETNs are likely to experience significant “decay” over time. As a result, the ETNs are not suitable for investors with intermediate- or long-term investment objectives and are not intended to be held to maturity.

The daily resetting leverage is expected to cause the ETNs to experience a “decay” effect, which will impair the performance of the ETNs if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the tendency of the ETNs to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat (before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on the performance of the ETNs even over a period as short as two days. The ETNs should be purchased only by sophisticated investors seeking a short-term investment who understand leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage as described in this pricing supplement, and who understand the risks inherent in path dependence of investment returns. The ETNs are not appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day.

See “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” below for an illustration of the important points about the decay effect.

Even if held for only one day, the ETNs are highly vulnerable to sudden large changes in the level of the Index.

Because the ETNs reflect leveraged exposure to the change in the level of the Index from one day to the next, the ETNs will experience magnified losses if the Index sharply declines over that one-day period. For example, given the Daily Leverage Factor of 3, a 5% decline in the level of the Index over a given one-day period will result in a 15% loss on the ETNs for that one-day period, a 10% decline in the level of the Index over a given one-day period will result in a 30% loss on the ETNs for that one-day period and an approximately 33.33% decline in the level of the Index over a given one-day period will result in a 100% loss on the ETNs for that one-day period, in each case leaving aside the effects of the applicable fees.

PS-24

Leverage increases the sensitivity of your ETNs to changes in the level of the Index.

Because your investment in the ETNs is three times leveraged, compounded daily, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon early redemption, and you will suffer losses on your investment in the ETNs substantially greater than you would if the terms of your ETNs did not contain leverage. Accordingly, as a result of this daily resetting leverage component and without taking into account the cumulative negative effect of the Daily Financing Charge and the Daily Investor Fee, if the level of the Index decreases over the period you hold the ETNs, the daily resetting leverage will magnify any losses at maturity, call or upon early redemption.

The Closing Indicative Value of the ETNs and any payments on the ETNs will reflect the deduction of fees and charges.

On each date of determination, the Closing Indicative Value will reflect the deduction of the Daily Financing Charge and the Daily Investor Fee. In addition, if you elect for us to redeem your ETNs, your payment upon redemption will be subject to the Redemption Fee Amount (unless waived by us). As a result, the Closing Indicative Value of the ETNs will trail the value of a hypothetical identical security from which no such deductions are made and will reduce any payment at maturity, call or upon early redemption, or if you sell your ETNs in the secondary market.

Because of these fees and charges, the level of the Index will need to have increased over the period you hold the ETNs by an amount that is sufficient, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Financing Charge and the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount. If the level of the Index decreases or does not increase sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the cumulative negative effect of the Daily Financing Charge, the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, you will lose some or all of your investment. This loss may occur even if the level of the Index remains the same or declines over the period you hold your ETNs.

The Daily Financing Charge represents the amount synthetically borrowed in order to provide leveraged exposure to the Index. Because the Daily Financing Charge is applied to the Financing Amount, which takes into account the Daily Financing Factor of 2, the Daily Financing Charge will reduce the Closing Indicative Value of the ETNs by a rate equal to 2× the sum of the Financing Rate plus the Financing Spread.

As described under “Terms of the ETNs—Terms Relating to the Closing Indicative Value” above, we may, in our sole discretion, increase the Financing Spread to the maximum amount specified in such section. If we do so, the Daily Financing Charge will increase, and your return on the ETNs will be adversely affected.

PS-25

If the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time on any Exchange Business Day, or the Closing Indicative Value is equal to $0 on any Exchange Business Day, you will lose all of your investment in the ETNs.

If the Closing Indicative Value is equal to $0 on any Exchange Business Day or the Intraday Indicative Value of the ETNs is equal to or less than $0 at any time on any Exchange Business Day, then the ETNs will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the ETNs and the Cash Settlement Amount will be $0. We would be likely to call the ETNs in full under these circumstances, and you will not receive any payments on the ETNs.

The ETNs are subject to our credit risk.

The ETNs are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the ETNs. The ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the ETNs at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the ETNs and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

Due to the effect of compounding, if the Closing Indicative Value increases, any subsequent decrease of the level of the Index will result in a larger dollar reduction from the Closing Indicative Value than if the Closing Indicative Value remained constant.

If the Closing Indicative Value increases, the dollar amount that you can lose on any date of determination from a decrease of the level of the Index will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Closing Indicative Value and, consequently, a larger Long Index Amount in calculating any subsequent Closing Indicative Value. As such, the dollar amount that you can lose from any decrease will be greater than if the Closing Indicative Value were maintained at a constant level. This means that if the Closing Indicative Value increases, you could subsequently lose more than 3% of your initial investment for each 1% daily decrease of the level of the Index.

Due to the effect of compounding, if the Closing Indicative Value decreases, any subsequent increase of the level of the Index will result in a smaller dollar increase on the Closing Indicative Value than if the Closing Indicative Value remained constant.

If the Closing Indicative Value decreases, the dollar amount that you can gain on any date of determination from an increase of the level of the Index will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Closing Indicative Value and, consequently, a smaller Long Index Amount in calculating any subsequent Closing Indicative Value. As such, the dollar amount that you can gain from any increase of the level of the Index will be less than if the Closing Indicative Value were maintained at a constant level. This means that if the Closing Indicative Value decreases on an Index Business Day, the daily increase of the level of the Index on the following Index Business Day will have to exceed the prior decrease to restore the value of your investment (before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable). Further, if the Closing Indicative Value is less than your initial investment, each 1% daily increase in the level of the Index will result in an increase in the Closing Indicative Value that is less than 3% of your initial investment.

PS-26

The leverage of the ETNs is reset daily, and the effective leverage of the ETNs during any given day may be greater than or less than 3.0.

The leverage of the ETNs is reset at the close on each Leverage Reset Day. Resetting the Closing Indicative Value has the effect of resetting the then-current leverage to approximately 3.0. During any given day, the effective leverage of the ETNs will depend on intra-day changes in the level of the Index and any change in the level of the Index on any day may cause the effective leverage to be greater than or less than 3.0. If the level of the Index on any day has increased from the Closing Index Level on the preceding day, the effective leverage of the ETNs will be less than the Daily Leverage Factor; conversely, if the level of the Index on any day has decreased from the Closing Index Level on the preceding day, the effective leverage of the ETNs will be greater than the Daily Leverage Factor. Thus, the effective leverage of the ETNs at the time that you purchase them may be greater or less than the target leverage of 3.0, depending on the performance of the Index since the leverage was reset. See “—The ETNs are subject to intraday purchase risk” below.

The ETNs are subject to our call right, which may result in a forced early redemption and a potential loss on your investment.

We may, in our sole discretion, redeem the ETNs, in whole or in part, on any Business Day after the Initial Issue Date. If we exercise this call right, the term of the affected ETNs will be reduced. Upon redemption, you will receive, for each ETN called, a cash payment on the Call Settlement Date equal to the Call Settlement Amount, which will be equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount may be less than the price you paid for the ETNs, and you may lose some, or all, of your initial investment.

On the Call Settlement Date, BMO will redeem the ETNs and, in exchange, will pay investors holding the ETNs an amount in cash equal to the Call Settlement Amount. Once redeemed, the ETNs will cease to be outstanding on the Call Settlement Date and investors will have no further rights under the ETNs after the Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the ETNs at a comparable return for a similar level of risk in the event the ETNs are called prior to maturity.

If we exercise our call right, the Call Settlement Amount will be determined over a five-day Call Measurement Period, and you will not participate in any future performance of the Index after such Call Measurement Period.

If we exercise our call right, the Call Measurement Period will consist of five consecutive Index Business Days. If the level of the Index decreases on one or more Index Business Days in the Call Measurement Period, the Call Settlement Amount will be adversely affected, and any such decrease could offset increases on other Index Business Days in the Call Measurement Period.

In addition, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. Once the Call Measurement Period concludes, the Call Settlement Amount will be determined and you will no longer have the ability to participate in the future performance of the Index. Therefore, if the level of the Index increases between the last Index Business Day in the Call Measurement Period and the Call Settlement Date, you will not participate in any such increase and may lose out on substantial gains.

PS-27

The exercise of our call right may adversely affect the value of, or your ability to sell, your ETNs in the secondary market.

Our election to exercise our call right may adversely affect your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs in the secondary market prior to the Call Settlement Date.

Investors who purchase the ETNs in the secondary market at a price greater than the Call Settlement Amount will incur a loss if the ETNs are called. Similarly, investors who sell the ETNs in the secondary market at a price below the Call Settlement Amount that they would have received had they held the ETNs through the Call Settlement Date will forgo the opportunity to receive a higher amount and will experience a lower return than if they had held the ETNs until the Call Settlement Date. In either case, investors may suffer losses, which could be significant. No additional compensation will be paid for the loss of the potential investment opportunity of holding the ETNs.

We will exercise our call right without taking your interests into account. Consequently, a potential conflict between our interests and those of the noteholders exists with respect to our Call Right.

If we exercise our call right, the Call Settlement Amount may be less than the Closing Indicative Value at the time we give notice.

The Call Settlement Amount will be based on the average of the Closing Indicative Values during the Call Measurement Period, which will commence after the date we deliver the Call Notice. The level of the Index and Closing Indicative Value may fluctuate significantly between the date we deliver the Call Notice and the Call Measurement Period—including as a result of trading activity by us or our affiliates—potentially resulting in a Call Settlement Amount that is lower than both your purchase price and the indicative value at the time of the Call Notice.

If we exercise or call right, we will cause a Call Notice to be delivered solely to DTC.

If we exercise our call right, we will cause a Call Notice to be delivered solely to DTC, in accordance with its applicable policies and procedures. The ETNs will be issued in book-entry form and represented by a global security deposited with, and registered in the name of, DTC or its nominee. Accordingly, DTC will be the sole registered holder of the ETNs, and beneficial owners will not receive notices directly from us.

Beneficial owners should contact their broker, bank, or other intermediary through which they hold ETNs to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

You will not have any ownership rights in the Index Constituents.

You will not have any ownership rights in the Index Constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index Constituents, except to the extent that dividend payments are reflected in the level of the Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index Constituents.

PS-28

The Closing Index Levels used to calculate the payment at maturity, call or upon a redemption may be less than those levels on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the ETNs.

The Closing Index Level on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the ETNs, including dates near the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, could be greater than any of the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Closing Index Level after the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is a significant decrease in the Closing Index Level around the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is significant volatility in the Closing Index Level during the term of the ETNs.

There are restrictions on the minimum number of ETNs you may request that we redeem and the dates on which you may exercise your right to have us redeem your ETNs.

If you elect to require us to redeem your ETNs, except under the circumstances set forth above, you must request that we redeem at least 25,000 ETNs on any Business Day through and including the Final Redemption Date. If you own fewer than 25,000 ETNs, you generally will not be able to elect to require us to redeem your ETNs. Your request that we redeem your ETNs is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your ETNs on the corresponding Redemption Date. In addition, we will not accept a Redemption Notice submitted to us on any day after the Business Day immediately preceding the start of the Call Measurement Period, if applicable.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your ETNs is irrevocable, this will subject you to loss if the level of the Index decreases after we receive your request. Furthermore, our obligation to redeem the ETNs prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your ETNs but are unable to satisfy the minimum redemption requirements, you may attempt to sell your ETNs into the secondary market at any time, subject to the risks described below. A trading market for the ETNs may not develop. Also, the price you may receive for the ETNs in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

PS-29

You will not know the Redemption Amount at the time you elect to request that we redeem your ETNs.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your ETNs. Your notice to us to redeem your ETNs is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Period will commence on the Redemption Calculation Date. You will not know the Redemption Amount until after last Index Business Day in the Redemption Measurement Period. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your ETNs, and prior to the relevant Redemption Date.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the Closing Indicative Values during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the ETNs, it is possible that the determination of the Closing Index Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Additional Terms of the ETNs—Market Disruption Events”) is postponed to the last possible day and the Closing Index Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level on such last possible day. See “Additional Terms of the ETNs—Market Disruption Events” for more information. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as calculation agent may adversely affect your return on the ETNs.

Significant aspects of the tax treatment of the ETNs are uncertain and certain aspects (including withholding) may make the ETNs less suitable for certain non-U.S. investors.

The tax treatment of the ETNs is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian tax authorities regarding the tax treatment of the ETNs, and the Internal Revenue Service, Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement.

Because we take the position that the ETNs are delta one instruments for purposes of Section 871(m) of the U.S. Internal Revenue Code (“Section 871(m)”), the ETNs will be subject to withholding under Section 871(m), as discussed in “Supplemental Tax Considerations— U.S. Federal Income Tax Considerations” below.

PS-30

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are considering whether, among other issues, an investor in prepaid forward contracts or other similar instruments should be required to accrue income over the term of an instrument such as the ETNs even though that investor will not receive any payments with respect to the ETNs until maturity (or early redemption) and whether all or part of the gain an investor may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

With respect to Canadian withholding tax on interest paid or credited or deemed to be paid or credited on an ETN (including amounts on account or in lieu of payment of, or in satisfaction of, interest), the administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer or the debt obligation can be considered to be a substitute for a direct investment in the underlying securities in an index where dividends or gains on those underlying securities would be subject to tax in Canada if held directly by the Holder. Where there is such a material connection or the ETNs can be considered to be such a substitute, amounts paid or credited or deemed to be paid or credited as, on account of or in lieu of or in satisfaction of interest, on the ETNs may be subject to Canadian withholding tax, subject to any relief that may be available under an applicable income tax treaty or convention.

Moreover, certain investors that are not “United States persons” for U.S. income tax purposes may incur U.S. tax obligations as a result of an investment in the ETNs.

Please read carefully the section entitled “Supplemental Tax Considerations” in this pricing supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The Intraday Indicative Value is calculated by Solactive. The Intraday Indicative Value of the ETNs is designed to approximate the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Index Level of the Index, the calculation is based on the most recent intraday level of such Index at the particular time. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday.

PS-31

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when that premium is no longer present in the marketplace or the ETNs are called, in which case investors will receive a cash payment based on the Closing Indicative Value of the ETNs during the Call Measurement Period. See “—There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional ETNs, or if we subsequently resume sales of such additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the ETNs.

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday level of the Index is delayed. See “Intraday Value of the Index and the ETNs—Intraday Indicative Values.”

There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market.

The ETNs have been listed on the NYSE under the ticker symbol “BNKU.” However, no assurance can be given as to the continued listing of the ETNs for their term or of the liquidity or trading market for the ETNs. There can be no assurance that a secondary market for the ETNs will be maintained.

Although the title of the ETNs includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the ETNs on the NYSE or any other exchange. The ETNs may cease to be listed on the NYSE or any other exchange because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. In addition, the ETNs may cease to be listed on the NYSE or any other exchange because they cease to meet the listing requirements of the exchange. For example, in the event that there is a material change in the Index that causes the Index to no longer meet the exchange’s listing requirements.

If the ETNs cease to be listed on the NYSE or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their indicative value. If the ETNs ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title. If the ETNs are delisted, they will no longer trade on a national securities exchange and the liquidity of the ETNs is likely to be significantly adversely affected. Trading in delisted ETNs, if any, would be on an over-the-counter basis. If the ETNs are removed from their primary source of liquidity, it is possible that holders may not be able to trade their ETNs at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the ETNs; however, the ETNs may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the ETNs and wanted to sell the ETNs at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the ETNs in the secondary market.

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The NYSE may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the ETNs.

Trading in the ETNs may be halted due to market conditions or, in light of the NYSE’s rules and procedures, for reasons that, in the view of the NYSE, make trading in the ETNs inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the value of the ETNs declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the NYSE. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell ETNs may be restricted when there is a 10% or greater change from the previous day’s official closing price. The NYSE’s rules relating to these matters are subject to change from time to time.

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 25,000 ETNs.

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the ETNs, and we or BMOCM may purchase ETNs from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs or due to our or our affiliates’ purchases of ETNs in the secondary market. Accordingly, the liquidity of the market for the ETNs could vary materially over the period you hold the ETNs. There may not be sufficient liquidity to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your ETNs, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that, except to the extent set forth above, you must request that we redeem a minimum of 25,000 ETNs on any Redemption Date.

PS-33

We may sell additional ETNs at different prices, but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value at that time. The price of the ETNs in any subsequent sale may be substantially higher or lower than the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Closing Indicative Value could lead to significant losses if you sell those ETNs at a time when that premium is no longer present in the marketplace or if the ETNs are called at our option. If we call the ETNs prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisors before purchasing or selling the ETNs, especially if they are trading at a premium.

The value of the ETNs in the secondary market may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index on any day will affect the value of the ETNs more than any other single factor. The value of the ETNs may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Index and the prices of the Index Constituents;

•	the time to maturity of the ETNs;

•	the market price and expected dividends or distributions on the Index Constituents;

•	interest and yield rates in the market generally;

•	supply and demand for the ETNs, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply);

•	the amount of the Daily Financing Charge and the Daily Investor Fee on the relevant date of determination;

•	the Index Constituents and changes to those Index Constituents over time;

•	whether the ETNs have been delisted from the NYSE;

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•	economic, financial, political, regulatory, judicial, military and other events that affect the Index Constituents or that affect markets generally and which may affect the Closing Index Level; and

•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your ETNs prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the ETNs, you may receive significantly less than the amount that you paid for them.

The ETNs are subject to intraday purchase risk.

The ETNs may be purchased in the secondary market at prices other than the Closing Indicative Value, which will have an effect on the effective leverage amount of the ETNs. Because the leverage exposure is fixed after the close of each Leverage Reset Day and does not change intraday as the level of the Index increases or decreases, the effective leverage amount of the ETNs decreases when the level of the Index increases and the effective leverage amount of the ETNs increases when the level of the Index decreases. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing an ETN intraday given the movement of the level of the Index since the Closing Index Level on the prior Leverage Reset Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the relevant day. The table below assumes the Closing Indicative Value for the ETNs was $25 on the prior Leverage Reset Day and the Closing Index Level on the prior Leverage Reset Day was 100.00.

A	B	C	D	E
Index Level	% Change in Index Level	Hypothetical Price for 3× ETNs C=$25*(1+3*B)	Hypothetical Notional Exposure for 3× ETNs D=$25*(1+B)*3	Effective Leverage Amount of 3× ETNs E=D/C
120.00	20%	$40.00	$90.00	2.25
115.00	15%	$36.25	$86.25	2.38
110.00	10%	$32.50	$82.50	2.54
105.00	5%	$28.75	$78.75	2.74
104.00	4%	$28.00	$78.00	2.79
103.00	3%	$27.25	$77.25	2.83
102.00	2%	$26.50	$76.50	2.89
101.00	1%	$25.75	$75.75	2.94
100.00	0%	$25.00	$75.00	3.00
99.00	-1%	$24.25	$74.25	3.06
98.00	-2%	$23.50	$73.50	3.13
97.00	-3%	$22.75	$72.75	3.20
96.00	-4%	$22.00	$72.00	3.27
95.00	-5%	$21.25	$71.25	3.35
85.00	-15%	$13.75	$63.75	4.64
80.00	-20%	$10.00	$60.00	6.00

PS-35

The table above shows that if the level of the Index increases during the day on which you purchase the ETNs, your effective exposure decreases from three times leveraged long. For example, if the level of the Index increases by 20%, your effective exposure decreases from 3.00× to 2.25×.

The table above also shows that if the level of the Index decreases during the day on which you purchase your ETNs, your effective exposure increases from three times leveraged long. For example, if the level of the Index decreases by 20%, your effective exposure increases from 3.00× to 6.00×.

Risks Relating to Conflicts of Interest and Hedging

Our offering of the ETNs does not constitute an expression of our view about, or a recommendation of, the Index or any of the Index Constituents.

You should not take our offering of the ETNs as an expression of our views about how the Index or any of the Index Constituents will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or any of the Index Constituents, including through an investment in the ETNs. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Index or one or more of the Index Constituents that conflict with an investment in the ETNs. See “—We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this pricing supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the ETNs is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We are not affiliated with any constituent issuer or the Index Sponsor. However, we or our affiliates may currently or from time to time in the future engage in business with a constituent issuer or the Index Sponsor. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the Index Sponsor or any of the Constituent Issuers disclosed by the Index Sponsor or the Constituent Issuers.

We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities.

In anticipation of the sale of each of the ETNs, we expect to hedge our obligations under the ETNs through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index or one or more Index Constituents. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index or one or more Index Constituents at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not negatively affect the level of the Index and, therefore, negatively affect the performance of the ETNs. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

These hedging activities may present a conflict of interest between your interest as a holder of the ETNs and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your ETNs in the secondary market.

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Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the ETNs declines.

Bank of Montreal or its affiliates may also engage in trading in the Index Constituents and other investments relating to those constituents, the Constituent Issuers or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could negatively affect the market price of the Index Constituents and the level of the Index and therefore negatively affect the market value of the ETNs. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Constituent Issuers, the Index Constituents or the Index. By introducing competing products into the marketplace in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the ETNs.

We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the applicable Constituent Issuers, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about those Constituent Issuers, and we will not disclose any such information to you. Any prospective purchaser of ETNs should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the ETNs.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index or the Index Constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the ETNs. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. Any such research, opinions or recommendations could affect the level of the Index and of each of the Index Constituents, and therefore the market value of the ETNs.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding those ETNs. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the ETNs. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the ETNs, the Index, the Constituent Issuers and the Index Constituents.

PS-37

We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs due to BMOCM’s role as Calculation Agent.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to each of the ETNs, including the Closing Index Level, the Closing Indicative Value, the Long Index Amount, the Index Performance Factor, the Financing Amount, the Daily Financing Charge, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in that Index. As described in more detail below, the calculation agent may also make determinations that result in a replacement of the Index for the ETNs. See “Additional Terms of the ETNs—Discontinuance or Modification of an Index; Additional Replacement Events.” In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as calculation agent may adversely affect your return on the ETNs.

Risks Relating to the Index

Historical values of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs.

It is impossible to predict whether the value of the Index will fall or rise. The value of the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Index. Accordingly, any historical values of the Index do not provide an indication of the future performance of the Index.

Changes that affect the Index may adversely affect the value of the ETNs and any payments on the ETNs.

The policies of the Index Sponsor concerning the calculation of the Index and the addition, deletion or substitution of the Index Constituents and the manner in which the Index Sponsor takes account of certain changes affecting such Index Constituents may affect the value of the Index and, therefore, may affect the value of the ETNs and any payments on the ETNs. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the ETNs.

We cannot control actions by any of the unaffiliated companies whose securities are included in the Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the Closing Index Level on any date and the value of the ETNs. We are not affiliated with any of the companies whose securities are included in the Index. These unaffiliated companies will not be involved in the offering of the ETNs and will have no obligations with respect to the ETNs, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the ETNs and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the ETNs to be issued. These companies will not be involved with the administration, marketing or trading of the ETNs and will have no obligations with respect to any amounts to be paid to you on the ETNs.

PS-38

We and our affiliates have no affiliation with the Index Sponsor and have not independently verified its public disclosure of information.

We and our affiliates are not affiliated in any way with the Index Sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the Index and the Index Sponsor contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor will not be involved in the offering of the ETNs made hereby in any way nor will have any obligation to consider your interests as an owner of the ETNs in taking any actions that might affect the value of the ETNs.

An investment in the ETNs is subject to risks associated with investing in stocks in the relevant sectors.

The stocks included in the Index are stocks of companies whose primary business is directly associated with the banking and investment services sectors. Therefore, an investment in the ETNs exposes investors to risks associated with investments in the stocks of companies in those sectors. Companies in the banking and investment services sectors are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

The value of the ETNs may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the relevant sectors than a different investment linked to a more broadly diversified group of underlying stocks.

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The Index may be disproportionally affected by the performance of a small number of stocks.

The Index includes only 10 Index Constituents, which is a relatively small number of stocks. As a result, poor performance by one or more of the Index Constituents, including as a result of events negatively affecting one or more of the Index Constituents, may have a significant adverse effect on the Closing Index Level even if none of the other Index Constituents are affected by such events. In addition, given the effect to leverage, negative changes in the performance of one Index Constituent will be magnified and have a material adverse effect on the Closing Index Level and the value of the ETNs.

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HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate how the ETNs would perform at maturity in hypothetical circumstances. They are intended to highlight how the return on the ETNs is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the ETNs are not indicative of the future results of the Index or the ETNs. The actual performance of the Index and the ETNs will vary, perhaps significantly, from the examples illustrated below.

For ease of review, the following examples cover a 22-day period. However, the ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged long exposure to the performance of the Index on a daily basis, before taking into account the negative effect of the Daily Financing Charge, the Daily Investor Fee and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intra-day basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is positive. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index appreciates over the relevant time period. Although the decay effect is more likely to impact the return on the ETNs the longer the ETNs are held, the decay effect can have a significant impact on the ETN performance even over a period as short as two days. The ETNs are suitable only for sophisticated investors. If you invest in the ETNs, you should continuously monitor your holdings of the ETNs and make investment decisions at least daily. Please see the section “—Illustrations of the “Decay” Effect on the ETNs” below.

PS-41

The Closing Indicative Value will reflect the daily deduction of the Daily Financing Charge and the Daily Investor Fee. If the level of the Index decreases or does not increase sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Financing Charge and the Daily Investor Fee and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

We have shown two sets of examples: 1 to 4 and 5 to 8. Examples 1 to 4 are based upon the minimum Financing Spread of 2.25%. Examples 5 to 8 show the impact if we elect to increase this amount to the maximum extent described above, to a Financing Spread of 4.00%. All of these examples assume that the Federal Reserve Bank Prime Loan Rate remains constant at 7.50% during the relevant period. The assumed Federal Reserve Bank Prime Loan Rate is not a prediction or indication of that rate throughout the term of the ETNs. The actual Federal Reserve Bank Prime Loan Rate will fluctuate over time and we cannot predict the actual Federal Reserve Bank Prime Loan Rate on any day.

We have included examples in which the level of the Index alternatively increases and decreases at a constant rate of 3.00% per day, with the level of the Index decreasing by 0.99 points by day 22 (Examples 1 and 5), with a Total ETN Return of -9.69% (Example 1) and -9.88% (Example 5); we have also included examples in which the level of the Index decreases at a constant rate of 3.00% per day, decreasing -48.83 points by day 22 (Examples 2 and 6), with a Total ETN Return of -87.61% (Example 2) and -87.64% (Example 6).

Examples 3 and 4, and examples 7 and 8, highlight the effect of volatility of the Index. In Example 3 and 7, the level of the Index increases by a constant 1.00% per day, with an increase of 24.47 points by day 22 and a Total ETN Return of 89.33% (Example 3) and 88.94% (Example 7). In contrast, in Examples 4 and 8, at day 22, the level of the Index has increased 24.87 points; however, due to the volatility of the Index on a daily basis, the Total ETN Return is -20.23% (in Example 4) and -20.41% in Example 8), resulting in significant differences from the Total ETN Returns in Example 3 and 7. For ease of analysis and presentation, all of the examples below assume that the ETNs were purchased on the Initial Trade Date at the Closing Indicative Value and disposed of on the Maturity Date, and that each calendar day is a Leverage Reset Day. In addition, each of the examples assume that the Financing Period with respect to the Daily Investor Fee and the Daily Financing Charge was one day (i.e., that there are no weekends or holidays). The examples do not contemplate a call or early redemption during the relevant period. In each of the examples below, the “Total ETN Return” is the number expressed as a percentage, that results from comparing the Closing Indicative Value on Day 22 to the Closing Indicative Value on the Initial Trade Date.

These examples highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances and are provided for illustration only; many other factors will affect the value of the ETNs. These hypothetical examples should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the ETNs. Because the Closing Indicative Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the ETNs, and the performance of the Index, the Closing Indicative Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience.

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We cannot predict the actual level of the Index at any time during the term of the ETNs or the market value of the ETNs, nor can we predict the relationship between the level of the Index and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the ETNs will depend on the actual Closing Index Levels during the term of the ETNs and during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Daily Financing Charge, the Daily Investor Fee, Index volatility and the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount to be paid in respect of the ETNs, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in this section.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the ETNs are not indicative of the future results of the Index or the ETNs. The actual performance of the Index and the ETNs will vary, perhaps significantly, from the examples illustrated below.

PS-43

Examples 1-4: Assumes a Financing Spread of 2.25%.

Example 1: The Closing Index Level alternatively increases then decreases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	2.25% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	103.00	3.0%	1.03	$77.2500	$50.0000	$0.01336	$0.0007	$27.2360	8.94%
2	99.91	-3.0%	0.97	$79.2567	$54.4720	$0.01455	$0.0007	$24.7695	-9.06%
3	102.91	3.0%	1.03	$76.5377	$49.5390	$0.01323	$0.0006	$26.9849	8.94%
4	99.82	-3.0%	0.97	$78.5260	$53.9697	$0.01442	$0.0007	$24.5411	-9.06%
5	102.81	3.0%	1.03	$75.8320	$49.0822	$0.01311	$0.0006	$26.7361	8.94%
6	99.73	-3.0%	0.97	$77.8019	$53.4721	$0.01428	$0.0007	$24.3148	-9.06%
7	102.72	3.0%	1.03	$75.1329	$48.6297	$0.01299	$0.0006	$26.4896	8.94%
8	99.64	-3.0%	0.97	$77.0846	$52.9791	$0.01415	$0.0007	$24.0907	-9.06%
9	102.63	3.0%	1.03	$74.4401	$48.1813	$0.01287	$0.0006	$26.2453	8.94%
10	99.55	-3.0%	0.97	$76.3739	$52.4906	$0.01402	$0.0007	$23.8685	-9.06%
11	102.54	3.0%	1.03	$73.7538	$47.7371	$0.01275	$0.0006	$26.0033	8.94%
12	99.46	-3.0%	0.97	$75.6697	$52.0066	$0.01389	$0.0007	$23.6485	-9.06%
13	102.45	3.0%	1.03	$73.0737	$47.2969	$0.01263	$0.0006	$25.7636	8.94%
14	99.37	-3.0%	0.97	$74.9720	$51.5271	$0.01376	$0.0007	$23.4304	-9.06%
15	102.35	3.0%	1.03	$72.4000	$46.8608	$0.01252	$0.0006	$25.5260	8.94%
16	99.28	-3.0%	0.97	$74.2807	$51.0520	$0.01364	$0.0007	$23.2144	-9.06%
17	102.26	3.0%	1.03	$71.7324	$46.4288	$0.01240	$0.0006	$25.2907	8.94%
18	99.19	-3.0%	0.97	$73.5958	$50.5813	$0.01351	$0.0007	$23.0003	-9.06%
19	102.17	3.0%	1.03	$71.0710	$46.0007	$0.01229	$0.0006	$25.0575	8.94%
20	99.10	-3.0%	0.97	$72.9173	$50.1150	$0.01339	$0.0007	$22.7883	-9.06%
21	102.08	3.0%	1.03	$70.4157	$45.5765	$0.01217	$0.0006	$24.8264	8.94%
22	99.01	-3.0%	0.97	$72.2449	$49.6529	$0.01326	$0.0006	$22.5782	-9.06%

Total Index Return:									-0.99%
Total ETN Return:									-9.69%

PS-44

Example 2: The Closing Index Level decreases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	2.25% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	97.00	-3.0%	0.97	$72.7500	$50.0000	$0.01336	$0.0007	$22.7360	-9.06%
2	94.09	-3.0%	0.97	$66.1617	$45.4720	$0.01215	$0.0006	$20.6770	-9.06%
3	91.27	-3.0%	0.97	$60.1701	$41.3540	$0.01105	$0.0005	$18.8045	-9.06%
4	88.53	-3.0%	0.97	$54.7211	$37.6090	$0.01005	$0.0005	$17.1016	-9.06%
5	85.87	-3.0%	0.97	$49.7655	$34.2031	$0.00914	$0.0004	$15.5528	-9.06%
6	83.30	-3.0%	0.97	$45.2588	$31.1057	$0.00831	$0.0004	$14.1444	-9.06%
7	80.80	-3.0%	0.97	$41.1601	$28.2887	$0.00756	$0.0004	$12.8634	-9.06%
8	78.37	-3.0%	0.97	$37.4326	$25.7269	$0.00687	$0.0003	$11.6985	-9.06%
9	76.02	-3.0%	0.97	$34.0427	$23.3971	$0.00625	$0.0003	$10.6391	-9.06%
10	73.74	-3.0%	0.97	$30.9598	$21.2782	$0.00568	$0.0003	$9.6756	-9.06%
11	71.53	-3.0%	0.97	$28.1561	$19.3513	$0.00517	$0.0003	$8.7994	-9.06%
12	69.38	-3.0%	0.97	$25.6063	$17.5988	$0.00470	$0.0002	$8.0025	-9.06%
13	67.30	-3.0%	0.97	$23.2873	$16.0051	$0.00428	$0.0002	$7.2778	-9.06%
14	65.28	-3.0%	0.97	$21.1784	$14.5556	$0.00389	$0.0002	$6.6187	-9.06%
15	63.33	-3.0%	0.97	$19.2605	$13.2375	$0.00354	$0.0002	$6.0193	-9.06%
16	61.43	-3.0%	0.97	$17.5163	$12.0387	$0.00322	$0.0002	$5.4742	-9.06%
17	59.58	-3.0%	0.97	$15.9300	$10.9485	$0.00292	$0.0001	$4.9785	-9.06%
18	57.80	-3.0%	0.97	$14.4874	$9.9570	$0.00266	$0.0001	$4.5276	-9.06%
19	56.06	-3.0%	0.97	$13.1754	$9.0553	$0.00242	$0.0001	$4.1176	-9.06%
20	54.38	-3.0%	0.97	$11.9822	$8.2352	$0.00220	$0.0001	$3.7447	-9.06%
21	52.75	-3.0%	0.97	$10.8971	$7.4894	$0.00200	$0.0001	$3.4056	-9.06%
22	51.17	-3.0%	0.97	$9.9103	$6.8112	$0.00182	$0.0001	$3.0972	-9.06%

Total Index Return:									-48.83%
Total ETN Return:									-87.61%

PS-45

Example 3: The Closing Index Level increases by a constant 1.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	2.25% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	101.00	1.0%	1.01	$75.7500	$50.0000	$0.01336	$0.0007	$25.7360	2.94%
2	102.01	1.0%	1.01	$77.9801	$51.4720	$0.01375	$0.0007	$26.4937	2.94%
3	103.03	1.0%	1.01	$80.2758	$52.9873	$0.01415	$0.0007	$27.2736	2.94%
4	104.06	1.0%	1.01	$82.6391	$54.5472	$0.01457	$0.0007	$28.0765	2.94%
5	105.10	1.0%	1.01	$85.0719	$56.1531	$0.01500	$0.0007	$28.9031	2.94%
6	106.15	1.0%	1.01	$87.5764	$57.8062	$0.01544	$0.0008	$29.7540	2.94%
7	107.21	1.0%	1.01	$90.1547	$59.5080	$0.01590	$0.0008	$30.6300	2.94%
8	108.29	1.0%	1.01	$92.8088	$61.2599	$0.01636	$0.0008	$31.5317	2.94%
9	109.37	1.0%	1.01	$95.5411	$63.0634	$0.01685	$0.0008	$32.4600	2.94%
10	110.46	1.0%	1.01	$98.3538	$64.9200	$0.01734	$0.0008	$33.4156	2.94%
11	111.57	1.0%	1.01	$101.2493	$66.8312	$0.01785	$0.0009	$34.3993	2.94%
12	112.68	1.0%	1.01	$104.2300	$68.7987	$0.01838	$0.0009	$35.4121	2.94%
13	113.81	1.0%	1.01	$107.2985	$70.8241	$0.01892	$0.0009	$36.4546	2.94%
14	114.95	1.0%	1.01	$110.4574	$72.9091	$0.01948	$0.0009	$37.5278	2.94%
15	116.10	1.0%	1.01	$113.7092	$75.0556	$0.02005	$0.0010	$38.6326	2.94%
16	117.26	1.0%	1.01	$117.0568	$77.2652	$0.02064	$0.0010	$39.7699	2.94%
17	118.43	1.0%	1.01	$120.5029	$79.5399	$0.02125	$0.0010	$40.9407	2.94%
18	119.61	1.0%	1.01	$124.0504	$81.8815	$0.02187	$0.0011	$42.1460	2.94%
19	120.81	1.0%	1.01	$127.7025	$84.2921	$0.02252	$0.0011	$43.3868	2.94%
20	122.02	1.0%	1.01	$131.4620	$86.7736	$0.02318	$0.0011	$44.6641	2.94%
21	123.24	1.0%	1.01	$135.3322	$89.3282	$0.02386	$0.0012	$45.9790	2.94%
22	124.47	1.0%	1.01	$139.3163	$91.9580	$0.02456	$0.0012	$47.3326	2.94%

Total Index Return:									24.47%
Total ETN Return:									89.33%

PS-46

Example 4: The Closing Index Level increases in a volatile manner.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	2.25% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	110.00	10.0%	1.10	$82.5000	$50.0000	$0.01336	$0.0007	$32.4860	29.94%
2	112.20	2.0%	1.02	$99.4071	$64.9720	$0.01736	$0.0008	$34.4170	5.94%
3	108.83	-3.0%	0.97	$100.1533	$68.8339	$0.01839	$0.0009	$31.3001	-9.06%
4	97.95	-10.0%	0.90	$84.5104	$62.6003	$0.01672	$0.0008	$21.8926	-30.06%
5	93.05	-5.0%	0.95	$62.3938	$43.7851	$0.01170	$0.0006	$18.5964	-15.06%
6	81.89	-12.0%	0.88	$49.0945	$37.1928	$0.00994	$0.0005	$11.8913	-36.06%
7	78.61	-4.0%	0.96	$34.2469	$23.7826	$0.00635	$0.0003	$10.4577	-12.06%
8	74.68	-5.0%	0.95	$29.8044	$20.9153	$0.00559	$0.0003	$8.8832	-15.06%
9	60.49	-19.0%	0.81	$21.5861	$17.7663	$0.00475	$0.0002	$3.8148	-57.06%
10	71.38	18.0%	1.18	$13.5043	$7.6296	$0.00204	$0.0001	$5.8726	53.94%
11	74.95	5.0%	1.05	$18.4988	$11.7453	$0.00314	$0.0002	$6.7502	14.94%
12	69.70	-7.0%	0.93	$18.8331	$13.5005	$0.00361	$0.0002	$5.3289	-21.06%
13	58.55	-16.0%	0.84	$13.4288	$10.6578	$0.00285	$0.0001	$2.7680	-48.06%
14	53.87	-8.0%	0.92	$7.6398	$5.5361	$0.00148	$0.0001	$2.1022	-24.06%
15	56.02	4.0%	1.04	$6.5587	$4.2043	$0.00112	$0.0001	$2.3532	11.94%
16	70.03	25.0%	1.25	$8.8247	$4.7065	$0.00126	$0.0001	$4.1169	74.94%
17	78.43	12.0%	1.12	$13.8326	$8.2337	$0.00220	$0.0001	$5.5966	35.94%
18	86.27	10.0%	1.10	$18.4688	$11.1932	$0.00299	$0.0001	$7.2725	29.94%
19	96.62	12.0%	1.12	$24.4355	$14.5449	$0.00389	$0.0002	$9.8865	35.94%
20	100.49	4.0%	1.04	$30.8458	$19.7730	$0.00528	$0.0003	$11.0673	11.94%
21	109.53	9.0%	1.09	$36.1901	$22.1346	$0.00591	$0.0003	$14.0493	26.94%
22	124.87	14.0%	1.14	$48.0486	$28.0986	$0.00751	$0.0004	$19.9421	41.94%

Total Index Return:									24.87%
Total ETN Return:									-20.23%

PS-47

Examples 5-8: Assume a Financing Spread of 4%.

Example 5: The Closing Index Level alternatively increases then decreases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	4.00% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	103.00	3.0%	1.03	$77.2500	$50.0000	$0.01575	$0.0007	$27.2336	8.93%
2	99.91	-3.0%	0.97	$79.2498	$54.4672	$0.01716	$0.0007	$24.7647	-9.07%
3	102.91	3.0%	1.03	$76.5229	$49.5294	$0.01561	$0.0006	$26.9773	8.93%
4	99.82	-3.0%	0.97	$78.5039	$53.9546	$0.01700	$0.0007	$24.5316	-9.07%
5	102.81	3.0%	1.03	$75.8027	$49.0632	$0.01546	$0.0006	$26.7234	8.93%
6	99.73	-3.0%	0.97	$77.7650	$53.4467	$0.01684	$0.0007	$24.3007	-9.07%
7	102.72	3.0%	1.03	$75.0893	$48.6015	$0.01531	$0.0006	$26.4719	8.93%
8	99.64	-3.0%	0.97	$77.0331	$52.9437	$0.01668	$0.0007	$24.0720	-9.07%
9	102.63	3.0%	1.03	$74.3825	$48.1440	$0.01517	$0.0006	$26.2227	8.93%
10	99.55	-3.0%	0.97	$76.3081	$52.4454	$0.01652	$0.0007	$23.8455	-9.07%
11	102.54	3.0%	1.03	$73.6824	$47.6909	$0.01503	$0.0006	$25.9759	8.93%
12	99.46	-3.0%	0.97	$75.5899	$51.9518	$0.01637	$0.0007	$23.6210	-9.07%
13	102.45	3.0%	1.03	$72.9890	$47.2420	$0.01488	$0.0006	$25.7314	8.93%
14	99.37	-3.0%	0.97	$74.8784	$51.4628	$0.01621	$0.0007	$23.3987	-9.07%
15	102.35	3.0%	1.03	$72.3020	$46.7974	$0.01474	$0.0006	$25.4892	8.93%
16	99.28	-3.0%	0.97	$74.1737	$50.9785	$0.01606	$0.0007	$23.1785	-9.07%
17	102.26	3.0%	1.03	$71.6215	$46.3570	$0.01461	$0.0006	$25.2493	8.93%
18	99.19	-3.0%	0.97	$73.4755	$50.4987	$0.01591	$0.0007	$22.9603	-9.07%
19	102.17	3.0%	1.03	$70.9474	$45.9206	$0.01447	$0.0006	$25.0117	8.93%
20	99.10	-3.0%	0.97	$72.7840	$50.0234	$0.01576	$0.0007	$22.7442	-9.07%
21	102.08	3.0%	1.03	$70.2796	$45.4884	$0.01433	$0.0006	$24.7763	8.93%
22	99.01	-3.0%	0.97	$72.0990	$49.5526	$0.01561	$0.0006	$22.5302	-9.07%

Total Index Return:									-0.99%
Total ETN Return:									-9.88%

PS-48

Example 6: The Closing Index Level decreases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	4.00% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	97.00	-3.0%	0.97	$72.7500	$50.0000	$0.01575	$0.0007	$22.7336	-9.07%
2	94.09	-3.0%	0.97	$66.1548	$45.4672	$0.01433	$0.0006	$20.6727	-9.07%
3	91.27	-3.0%	0.97	$60.1574	$41.3453	$0.01303	$0.0005	$18.7986	-9.07%
4	88.53	-3.0%	0.97	$54.7038	$37.5971	$0.01185	$0.0005	$17.0943	-9.07%
5	85.87	-3.0%	0.97	$49.7445	$34.1887	$0.01077	$0.0004	$15.5446	-9.07%
6	83.30	-3.0%	0.97	$45.2349	$31.0893	$0.00980	$0.0004	$14.1354	-9.07%
7	80.80	-3.0%	0.97	$41.1341	$28.2708	$0.00891	$0.0004	$12.8540	-9.07%
8	78.37	-3.0%	0.97	$37.4050	$25.7079	$0.00810	$0.0003	$11.6887	-9.07%
9	76.02	-3.0%	0.97	$34.0140	$23.3773	$0.00737	$0.0003	$10.6290	-9.07%
10	73.74	-3.0%	0.97	$30.9304	$21.2580	$0.00670	$0.0003	$9.6654	-9.07%
11	71.53	-3.0%	0.97	$28.1264	$19.3309	$0.00609	$0.0003	$8.7892	-9.07%
12	69.38	-3.0%	0.97	$25.5766	$17.5784	$0.00554	$0.0002	$7.9924	-9.07%
13	67.30	-3.0%	0.97	$23.2579	$15.9848	$0.00504	$0.0002	$7.2678	-9.07%
14	65.28	-3.0%	0.97	$21.1494	$14.5357	$0.00458	$0.0002	$6.6090	-9.07%
15	63.33	-3.0%	0.97	$19.2321	$13.2179	$0.00416	$0.0002	$6.0098	-9.07%
16	61.43	-3.0%	0.97	$17.4886	$12.0197	$0.00379	$0.0002	$5.4650	-9.07%
17	59.58	-3.0%	0.97	$15.9031	$10.9300	$0.00344	$0.0001	$4.9696	-9.07%
18	57.80	-3.0%	0.97	$14.4614	$9.9391	$0.00313	$0.0001	$4.5190	-9.07%
19	56.06	-3.0%	0.97	$13.1504	$9.0381	$0.00285	$0.0001	$4.1094	-9.07%
20	54.38	-3.0%	0.97	$11.9582	$8.2187	$0.00259	$0.0001	$3.7368	-9.07%
21	52.75	-3.0%	0.97	$10.8742	$7.4736	$0.00235	$0.0001	$3.3981	-9.07%
22	51.17	-3.0%	0.97	$9.8883	$6.7961	$0.00214	$0.0001	$3.0900	-9.07%

Total Index Return:									-48.83%
Total ETN Return:									-87.64%

PS-49

Example 7: The Closing Index Level increases by a constant 1.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	4.00% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	101.00	1.0%	1.01	$75.7500	$50.0000	$0.01575	$0.0007	$25.7336	2.93%
2	102.01	1.0%	1.01	$77.9728	$51.4672	$0.01622	$0.0007	$26.4887	2.93%
3	103.03	1.0%	1.01	$80.2608	$52.9774	$0.01669	$0.0007	$27.2660	2.93%
4	104.06	1.0%	1.01	$82.6160	$54.5320	$0.01718	$0.0007	$28.0661	2.93%
5	105.10	1.0%	1.01	$85.0402	$56.1322	$0.01769	$0.0007	$28.8897	2.93%
6	106.15	1.0%	1.01	$87.5357	$57.7793	$0.01820	$0.0008	$29.7374	2.93%
7	107.21	1.0%	1.01	$90.1043	$59.4748	$0.01874	$0.0008	$30.6100	2.93%
8	108.29	1.0%	1.01	$92.7483	$61.2200	$0.01929	$0.0008	$31.5082	2.93%
9	109.37	1.0%	1.01	$95.4699	$63.0164	$0.01985	$0.0008	$32.4328	2.93%
10	110.46	1.0%	1.01	$98.2713	$64.8656	$0.02044	$0.0008	$33.3845	2.93%
11	111.57	1.0%	1.01	$101.1550	$66.7690	$0.02104	$0.0009	$34.3641	2.93%
12	112.68	1.0%	1.01	$104.1233	$68.7282	$0.02165	$0.0009	$35.3725	2.93%
13	113.81	1.0%	1.01	$107.1786	$70.7450	$0.02229	$0.0009	$36.4105	2.93%
14	114.95	1.0%	1.01	$110.3237	$72.8209	$0.02294	$0.0009	$37.4789	2.93%
15	116.10	1.0%	1.01	$113.5610	$74.9578	$0.02362	$0.0010	$38.5787	2.93%
16	117.26	1.0%	1.01	$116.8933	$77.1573	$0.02431	$0.0010	$39.7107	2.93%
17	118.43	1.0%	1.01	$120.3234	$79.4214	$0.02502	$0.0010	$40.8760	2.93%
18	119.61	1.0%	1.01	$123.8542	$81.7519	$0.02576	$0.0011	$42.0754	2.93%
19	120.81	1.0%	1.01	$127.4885	$84.1508	$0.02651	$0.0011	$43.3101	2.93%
20	122.02	1.0%	1.01	$131.2295	$86.6201	$0.02729	$0.0011	$44.5810	2.93%
21	123.24	1.0%	1.01	$135.0803	$89.1619	$0.02809	$0.0012	$45.8891	2.93%
22	124.47	1.0%	1.01	$139.0441	$91.7783	$0.02892	$0.0012	$47.2357	2.93%

Total Index Return:									24.47%
Total ETN Return:									88.94%

PS-50

Example 8: The Closing Index Level increases in a volatile manner.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Financing Factor:	2
Financing Rate:	7.50% per annum
Financing Spread:	4.00% per annum
Principal Amount:	$25.00
Initial Index Level:	100

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Long Index Amount	Financing Amount	Daily Financing Charge	Daily Investor Fee	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Daily Financing Factor	F * (Financing Rate + Financing Spread) * (number of calendar days in Financing Period/365)	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Financing Period/365)	E – F – G - H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$25.00
1	110.00	10.0%	1.10	$82.5000	$50.0000	$0.01575	$0.0007	$32.4836	29.93%
2	112.20	2.0%	1.02	$99.3998	$64.9672	$0.02047	$0.0008	$34.4113	5.93%
3	108.83	-3.0%	0.97	$100.1369	$68.8226	$0.02168	$0.0009	$31.2917	-9.07%
4	97.95	-10.0%	0.90	$84.4876	$62.5834	$0.01972	$0.0008	$21.8837	-30.07%
5	93.05	-5.0%	0.95	$62.3684	$43.7673	$0.01379	$0.0006	$18.5868	-15.07%
6	81.89	-12.0%	0.88	$49.0690	$37.1735	$0.01171	$0.0005	$11.8833	-36.07%
7	78.61	-4.0%	0.96	$34.2240	$23.7666	$0.00749	$0.0003	$10.4495	-12.07%
8	74.68	-5.0%	0.95	$29.7812	$20.8991	$0.00658	$0.0003	$8.8752	-15.07%
9	60.49	-19.0%	0.81	$21.5668	$17.7505	$0.00559	$0.0002	$3.8105	-57.07%
10	71.38	18.0%	1.18	$13.4893	$7.6211	$0.00240	$0.0001	$5.8657	53.93%
11	74.95	5.0%	1.05	$18.4770	$11.7314	$0.00370	$0.0002	$6.7417	14.93%
12	69.70	-7.0%	0.93	$18.8094	$13.4835	$0.00425	$0.0002	$5.3215	-21.07%
13	58.55	-16.0%	0.84	$13.4103	$10.6431	$0.00335	$0.0001	$2.7637	-48.07%
14	53.87	-8.0%	0.92	$7.6278	$5.5274	$0.00174	$0.0001	$2.0986	-24.07%
15	56.02	4.0%	1.04	$6.5476	$4.1972	$0.00132	$0.0001	$2.3491	11.93%
16	70.03	25.0%	1.25	$8.8090	$4.6981	$0.00148	$0.0001	$4.1093	74.93%
17	78.43	12.0%	1.12	$13.8073	$8.2186	$0.00259	$0.0001	$5.5860	35.93%
18	86.27	10.0%	1.10	$18.4337	$11.1719	$0.00352	$0.0001	$7.2581	29.93%
19	96.62	12.0%	1.12	$24.3872	$14.5162	$0.00457	$0.0002	$9.8663	35.93%
20	100.49	4.0%	1.04	$30.7827	$19.7325	$0.00622	$0.0003	$11.0437	11.93%
21	109.53	9.0%	1.09	$36.1130	$22.0875	$0.00696	$0.0003	$14.0183	26.93%
22	124.87	14.0%	1.14	$47.9425	$28.0366	$0.00883	$0.0004	$19.8968	41.93%

Total Index Return:									24.87%
Total ETN Return									-20.41%

PS-51

Table 1: Expected return on the ETNs over one year of Index performance, without giving effect to the Daily Financing Charge and the Daily Investor Fee, and assuming a constant daily leverage and volatility over time.

Table 1 illustrates the effect of two factors that affect the ETNs’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Index Business Days per year (assumed to be 252). Table 1 shows estimated ETN returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged exposure, the table assumes no Daily Investor Fees, a Financing Rate and Financing Spread of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the ETNs’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Financing Rate were included, the ETNs’ performance would be different than shown.

Because the return on the ETNs is linked to a three times leveraged participation in the performance of the Index, compounded daily, the ETNs might be incorrectly expected to achieve a 30% return on a yearly basis if the Index return was 10%, absent the effects of compounding. However, as Table 1 shows, with an Index return of 10% and an Index volatility of 40%, and given the assumptions listed above, the ETNs would return -17.64%. In Table 1, shaded areas represent those scenarios where the ETNs will outperform (i.e., return more than) the Index performance times 3.0 leverage; conversely, areas not shaded represent those scenarios where the ETNs will underperform (i.e., return less than) the Index performance times 3.0 leverage.

This table highlights the impact of leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the ETNs, and these figures are provided for illustration only. This table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the ETNs. Because the Closing Indicative Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the ETNs, and the performance of the Index, the Closing Indicative Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in this table have been rounded for convenience.

PS-52

Index Volatility
One Year Index Performance	Three Times (3×) One Year Index Performance	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	-225%	-98.45%	-98.48%	-98.54%	-98.61%	-98.70%	-98.81%	-98.92%	-99.03%	-99.15%	-99.26%	-99.37%	-99.47%	-99.56%	-99.64%
-70%	-210%	-97.32%	-97.38%	-97.48%	-97.61%	-97.76%	-97.94%	-98.13%	-98.33%	-98.53%	-98.72%	-98.91%	-99.08%	-99.24%	-99.38%
-65%	-195%	-95.74%	-95.84%	-95.99%	-96.20%	-96.45%	-96.73%	-97.03%	-97.35%	-97.66%	-97.97%	-98.27%	-98.54%	-98.79%	-99.01%
-60%	-180%	-93.65%	-93.79%	-94.02%	-94.32%	-94.69%	-95.11%	-95.57%	-96.04%	-96.51%	-96.98%	-97.42%	-97.83%	-98.20%	-98.53%
-55%	-165%	-90.96%	-91.16%	-91.48%	-91.92%	-92.45%	-93.04%	-93.69%	-94.36%	-95.04%	-95.70%	-96.32%	-96.91%	-97.43%	-97.90%
-50%	-150%	-87.59%	-87.87%	-88.32%	-88.91%	-89.64%	-90.46%	-91.34%	-92.27%	-93.19%	-94.10%	-94.96%	-95.76%	-96.48%	-97.13%
-45%	-135%	-83.49%	-83.85%	-84.45%	-85.24%	-86.21%	-87.30%	-88.48%	-89.70%	-90.94%	-92.14%	-93.29%	-94.35%	-95.32%	-96.17%
-40%	-120%	-78.56%	-79.04%	-79.81%	-80.84%	-82.09%	-83.51%	-85.04%	-86.63%	-88.23%	-89.80%	-91.28%	-92.66%	-93.92%	-95.03%
-35%	-105%	-72.74%	-73.35%	-74.33%	-75.64%	-77.23%	-79.04%	-80.98%	-83.01%	-85.04%	-87.03%	-88.92%	-90.67%	-92.27%	-93.69%
-30%	-90%	-65.96%	-66.71%	-67.94%	-69.58%	-71.56%	-73.82%	-76.25%	-78.78%	-81.32%	-83.80%	-86.16%	-88.35%	-90.34%	-92.11%
-25%	-75%	-58.13%	-59.06%	-60.57%	-62.58%	-65.03%	-67.79%	-70.79%	-73.90%	-77.02%	-80.07%	-82.98%	-85.67%	-88.12%	-90.30%
-20%	-60%	-49.18%	-50.31%	-52.14%	-54.59%	-57.55%	-60.91%	-64.55%	-68.32%	-72.11%	-75.81%	-79.34%	-82.61%	-85.59%	-88.23%
-15%	-45%	-39.05%	-40.40%	-42.60%	-45.53%	-49.09%	-53.12%	-57.47%	-62.00%	-66.55%	-70.99%	-75.22%	-79.14%	-82.71%	-85.88%
-10%	-30%	-27.64%	-29.25%	-31.86%	-35.34%	-39.56%	-44.35%	-49.52%	-54.89%	-60.29%	-65.56%	-70.58%	-75.24%	-79.48%	-83.24%
-5%	-15%	-14.90%	-16.80%	-19.86%	-23.96%	-28.92%	-34.55%	-40.63%	-46.95%	-53.30%	-59.50%	-65.40%	-70.88%	-75.86%	-80.29%
0%	0%	-0.75%	-2.96%	-6.53%	-11.31%	-17.10%	-23.66%	-30.75%	-38.12%	-45.53%	-52.76%	-59.65%	-66.04%	-71.85%	-77.01%
5%	15%	14.90%	12.34%	8.21%	2.67%	-4.03%	-11.63%	-19.84%	-28.37%	-36.94%	-45.32%	-53.29%	-60.69%	-67.41%	-73.38%
10%	30%	32.11%	29.17%	24.41%	18.05%	10.34%	1.61%	-7.83%	-17.64%	-27.50%	-37.13%	-46.29%	-54.80%	-62.53%	-69.40%
15%	45%	50.95%	47.59%	42.16%	34.89%	26.08%	16.10%	5.32%	-5.89%	-17.16%	-28.16%	-38.63%	-48.35%	-57.18%	-65.03%
20%	60%	71.51%	67.69%	61.52%	53.26%	43.26%	31.91%	19.66%	6.93%	-5.87%	-18.38%	-30.27%	-41.32%	-51.35%	-60.27%
25%	75%	93.85%	89.54%	82.56%	73.23%	61.92%	49.10%	35.25%	20.86%	6.39%	-7.74%	-21.19%	-33.67%	-45.01%	-55.09%
30%	90%	118.06%	113.21%	105.36%	94.86%	82.14%	67.71%	52.13%	35.95%	19.67%	3.78%	-11.34%	-25.39%	-38.15%	-49.49%
35%	105%	144.20%	138.77%	129.98%	118.22%	103.97%	87.82%	70.37%	52.24%	34.02%	16.22%	-0.72%	-16.45%	-30.73%	-43.43%
40%	120%	172.35%	166.29%	156.49%	143.37%	127.49%	109.47%	90.01%	69.79%	49.47%	29.62%	10.73%	-6.81%	-22.75%	-36.91%
45%	135%	202.58%	195.85%	184.96%	170.39%	152.74%	132.73%	111.11%	88.64%	66.06%	44.01%	23.02%	3.53%	-14.17%	-29.90%
50%	150%	234.98%	227.53%	215.47%	199.34%	179.80%	157.64%	133.71%	108.84%	83.84%	59.42%	36.19%	14.61%	-4.98%	-22.40%
55%	165%	269.61%	261.38%	248.08%	230.28%	208.72%	184.27%	157.86%	130.43%	102.84%	75.90%	50.27%	26.46%	4.84%	-14.38%
60%	180%	306.54%	297.49%	282.86%	263.28%	239.57%	212.68%	183.63%	153.45%	123.11%	93.48%	65.29%	39.10%	15.32%	-5.82%
65%	195%	345.86%	335.94%	319.89%	298.42%	272.41%	242.92%	211.06%	177.97%	144.69%	112.19%	81.27%	52.55%	26.47%	3.29%
70%	210%	387.63%	376.78%	359.23%	335.74%	307.30%	275.05%	240.21%	204.01%	167.62%	132.07%	98.26%	66.84%	38.32%	12.96%
75%	225%	431.93%	420.10%	400.96%	375.33%	344.31%	309.12%	271.12%	231.63%	191.93%	153.16%	116.27%	82.00%	50.88%	23.23%

Numbers in red font highlight scenarios where the ETNs are expected to perform negatively. Shaded areas represent those scenarios where the ETNs will outperform (i.e., return more than) the Index performance times the Daily Leverage Factor; conversely, areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the Index performance times the Daily Leverage Factor. Please note that the table above is not a representation as to the actual return on the ETNs , which may be materially different than the scenarios shown above, as a result of a variety of factors, including the decay effects described above, as well as the Daily Financing Charge and the Daily Investor Fee.

PS-53

Illustrations of the “Decay” Effect on the ETNs

The daily resetting of the ETNs’ leveraged exposure to the Index is expected to cause the ETNs to experience a “decay” effect, which worsens over time and increases as the volatility of the Index increases. The decay effect refers to the tendency of the ETNs to lose value over time, regardless of the performance of the Index. The decay effect occurs any time the Index moves in a direction on one day that is different from the direction it moved on the prior day. If the Index increases one day and decreases the next, the resetting of the leveraged exposure based on the higher Index value after the first day means that a greater amount of ETN value is exposed to the decrease on the next day than if the leveraged exposure had not been reset; and if the Index decreases one day and increases the next, the resetting of the leveraged exposure based on the lower Index value after the first day means that a smaller amount of ETN value is exposed to the increase on the next day. One consequence of this daily resetting of leverage is that, if the Index moves in one direction from Day 0 to Day 1 and then returns to its Day 0 level on Day 2, the Closing Indicative Value of the ETNs will be lower on Day 2 than it was on Day 0, even though the Closing Index Level is the same on Day 2 as it was on Day 0. As a result of this decay effect, it is extremely likely that the value of the ETNs will decline to near zero (absent reverse splits) by the Maturity Date, and likely significantly sooner. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate-or long-term investment is very likely to sustain significant losses, even if the Index increases over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on the performance of the ETNs, even over a period as short as two days. The ETNs are not intended to be “buy and hold” investments. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period.

The examples below are designed to illustrate the decay effect on the Closing Indicative Value of the ETNs over a short period of time. To isolate the decay effect, the examples below disregard the effects of the Daily Financing Charge and the Daily Investor Fee. If the Daily Financing Charge and the Daily Investor Fee were also taken into account, then the hypothetical Closing Indicative Values below would be even lower.

Each of the examples below illustrates hypothetical daily fluctuations in the Closing Index Level over a period of 10 days. By showing changes over 10 days, we are not suggesting that 10 days is an appropriate period of time to hold the ETNs. Rather, we are showing changes over 10 days to illustrate how the decay effect increases over a number of days, and to illustrate the risks of holding the ETNs for more than one day. As described elsewhere in this pricing supplement, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks.

PS-54

In each of the examples below, the Closing Index Level is the same at the end of the hypothetical 10 day period as it was at the beginning of the period. We are showing examples on this basis to illustrate how the decay effect has an impact on the Closing Indicative Value of the ETNs that is independent from the directional performance of the Index. If the Index were to move in an adverse direction (i.e., lower in the case of the ETNs) over the relevant time period, the Closing Indicative Values would be lower than in the examples illustrated below.

The examples below are based on a hypothetical Closing Index Level of 100 and a hypothetical Closing Indicative Value of $100 at the beginning of the hypothetical 10 day period. The examples assume that each calendar day is a Leverage Reset Day.

PS-55

Example 1. The Closing Index Level fluctuates by 1% per day.

In this example, the Index fluctuates by 1% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	101.00	1.00%	103.00	3.00%
2	100.00	0.00%	99.94	-0.06%
3	99.00	-1.00%	96.94	-3.06%
4	100.00	0.00%	99.88	-0.12%
5	101.00	1.00%	102.88	2.88%
6	100.00	0.00%	99.82	-0.18%
7	99.00	-1.00%	96.83	-3.17%
8	100.00	0.00%	99.76	-0.24%
9	101.00	1.00%	102.75	2.75%
10	100.00	0.00%	99.70	-0.30%

In this example, although the Closing Index Level fluctuated within a narrow range around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -0.30% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

PS-56

Example 2. The Closing Index Level fluctuates by 5% per day.

In this example, the Index fluctuates by 5% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	105.00	5.00%	115.00	15.00%
2	100.00	0.00%	98.57	-1.43%
3	95.00	-5.00%	83.79	-16.21%
4	100.00	0.00%	97.02	-2.98%
5	105.00	5.00%	111.57	11.57%
6	100.00	0.00%	95.63	-4.37%
7	95.00	-5.00%	81.28	-18.72%
8	100.00	0.00%	94.12	-5.88%
9	105.00	5.00%	108.24	8.24%
10	100.00	0.00%	92.77	-7.23%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -7.23% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

PS-57

Example 3. The Closing Index Level fluctuates by 12% per day.

In this example, the Index fluctuates by 12% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	112.00	12.00%	136.00	36.00%
2	100.00	0.00%	92.29	-7.71%
3	88.00	-12.00%	59.06	-40.94%
4	100.00	0.00%	83.22	-16.78%
5	112.00	12.00%	113.19	13.19%
6	100.00	0.00%	76.80	-23.20%
7	88.00	-12.00%	49.16	-50.84%
8	100.00	0.00%	69.26	-30.74%
9	112.00	12.00%	94.20	-5.80%
10	100.00	0.00%	63.92	-36.08%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -36.08% (before giving effect to the Daily Financing Charge and the Daily Investor Fee).

In this example, the greater magnitude of the daily changes in the Closing Index Level as compared to both of the prior examples results in significantly greater decay, with a decay of -36.08%. The Closing Indicative Value experienced this significant decay even though the Closing Index Level concluded the hypothetical 10 day period at the same level at which it started. As this example illustrates, the greater the daily fluctuations in the Closing Index Level (i.e., the greater the volatility), the greater the decay.

* * *

In each example, there is no change in the Closing Index Level from Day 0 to Day 10, in order to isolate the decay effect from other factors that affect the Closing Indicative Value. If the level of the Index decreases over the same time period, that adverse Index movement would have caused the Closing Indicative Value to be even lower. For example, on Day 7 of Example 3 above, the level of the Index was 12% lower than it was on Day 0, and the Closing Indicative Value was 50.84% lower on that day than it was on Day 0, for a loss that is greater than 3 times the decline of the Index from Day 0 to Day 7.

The above examples illustrate the following important points about the decay effect over any holding period of more than one day:

PS-58

The decay effect worsens over time. In each of the examples above, the Closing Index Level returns to the original level of 100 on multiple days during the 10 day period. Each time the level returns to 100, the Closing Indicative Value is lower than it was on any earlier date on which the Closing Index Level was 100. The same is true for each of the other Closing Index Levels shown in the examples above.

Although the decay effect worsens over time, it can have a meaningful effect even over a period as short as two days. In Example 3 above, the Closing Index Level falls from 100 to 88 from Day 2 to Day 3 and then returns to 100 on Day 4. Although the Closing Index Level is the same on Day 4 as it was on Day 2, the Closing Indicative Value of the ETNs on Day 4 was lower, and in the case of Example 3, significantly lower, than it was on Day 2.

The decay effect worsens as volatility increases. Volatility refers to the average magnitude of daily fluctuations in the Closing Index Level over any period of time. The daily fluctuations in Example 2 are significantly larger than they are in Example 1, and the daily fluctuations in Example 3 are significantly larger than they are in Example 2. As a result, the decline in the Closing Indicative Value in Example 2 is significantly greater than it is in Example 1, and the decline in the Closing Indicative Value in Example 3 is significantly greater than it is in Example 2.

The daily compounding of returns will adversely affect the Closing Indicative Value of the ETNs any time the Closing Index Level moves in a different direction on one day than it did on the prior day. If the Closing Index Level increases from Day 0 to Day 1 and then decreases by the same amount from Day 1 to Day 2, or if the Closing Index Level decreases from Day 0 to Day 1 and then increases by the same amount from Day 1 to Day 2, the Closing Indicative Value on Day 2 will be lower than it was on Day 0, even though the Closing Index Level on Day 2 is the same as it was on Day 0.

The 3-to-1 leverage ratio does not hold for any period longer than one day. In Example 3 above, the 50.84% loss reflected in the Closing Indicative Value from Day 0 to Day 7 was approximately 4.24 times greater than the 12% decline in the Closing Index Level over the same period.

In fact, the Closing Indicative Value of the ETNs may decline significantly over any given time period even if the Closing Index Level from the beginning to the end of that time period increases. For example, in Example 3 above, the Closing Index Level has increased by 12% from Day 0 to Day 9, but the Closing Indicative Value was 5.80% lower on Day 9 than it was on Day 0.

PS-59

INTRADAY VALUE OF THE INDEX AND THE ETNS

Intraday Index Values

Each Index Business Day, the Index Sponsor publishes the intraday Index value during normal trading hours on Bloomberg under the ticker symbol “SOLUSBBT <Index>.”

The Index Sponsor is not affiliated with Bank of Montreal and does not approve, endorse, review or recommend the Index or the ETNs. The information used in the calculation of the intraday Index value will be derived from sources the Index Sponsor deems reliable, but the Index Sponsor and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the ETNs or the calculation of the Index. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the ETNs, or any other person or entity from the use of the intraday Index value or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Index Sponsor, its employees, subcontractors, agents, third-party suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the ETNs, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Index Sponsor is not responsible for the use of the Index or the ETNs, the accuracy and adequacy of the Index or information used by any user of the Index or the ETNs and the resultant output thereof.

The intraday calculation of the level of the Index is published by the Index Sponsor for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published each second will be based on the intraday prices of the Index Constituents.

Intraday Indicative Values

The Intraday Indicative Value of the ETNs is calculated and published by Solactive or a successor every 15 seconds during the NYSE’s core trading session, which is currently from 9:30 a.m. to approximately 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination. The Intraday Indicative Value for the ETNs will be published every 15 seconds on Bloomberg under the ticker symbol indicated herein. The actual trading price of the ETNs may vary significantly from their Intraday Indicative Value.

PS-60

If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value on that Exchange Business Day, and on all Exchange Business Days, will be $0 (a total loss of value).

The Intraday Indicative Value uses an intraday level of the Index for its calculation; therefore, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday. See “Risk Factors—The ETNs are subject to intraday purchase risk” and “—The leverage of the ETNs is reset daily, and the effective leverage of the ETNs during any given day may be greater than or less than 3.0.” The Intraday Indicative Value may be useful as an approximation of what price an investor in the ETNs would receive if the ETNs were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the ETNs when comparing it against the ETNs’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value. For additional information, please see “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the ETNs by Solactive may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the ETNs will also be delayed. The actual trading price of the ETNs may be different from their Intraday Indicative Value.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your ETNs but are unable to satisfy the Minimum Redemption Amount, you may attempt to sell your ETNs into the secondary market at any time, subject to the risks described under “Risk Factors—Risks Relating to Liquidity and the Secondary Market—There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market” and “—The value of the ETNs in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the ETNs in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

PS-61

Neither the Index Sponsor nor any of its affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the ETNs.

THE INTRADAY INDICATIVE VALUES OF THE ETNS CALCULATED BY SOLACTIVE ARE DERIVED FROM SOURCES DEEMED RELIABLE, BUT SOLACTIVE AND ITS AFFILIATES AND SUPPLIERS DO NOT GUARANTEE THE CORRECTNESS OR COMPLETENESS OF THE ETNS, THEIR VALUES OR OTHER INFORMATION FURNISHED IN CONNECTION WITH THE ETNS. SOLACTIVE AND ITS AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BMOCM, BANK OF MONTREAL, THE HOLDERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETNS, OR ANY DATE OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH. SOLACTIVE AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ETNS, OR ANY DATA OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH.

PS-62

ADDITIONAL TERMS OF THE ETNS

Calculation Agent

BMOCM will act as the Calculation Agent for each of the ETNs. The Calculation Agent will make all determinations relating to the ETNs, including the Index Performance Factor, the Closing Index Level on any date of determination on which such Closing Index Level is to be determined during the term of the ETNs, the Intraday Indicative Value, the Closing Indicative Value, the Long Index Amount, the Financing Amount, the Daily Financing Charge, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the ETNs. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in that Index. In addition, the Calculation Agent will determine whether to increase the Financing Spread. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as calculation agent may adversely affect your return on the ETNs.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the ETNs will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date, as applicable.

All dollar amounts related to determination of the applicable Closing Indicative Value, the Long Index Amount, the Financing Amount, the Daily Financing Charge, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Cash Settlement Amount, if any, per ETN, may be rounded as the Calculation Agent deems appropriate; and all dollar amounts paid on the aggregate principal amount of the ETNs per holder will be rounded to the nearest cent, with one-half cent rounded upward.

PS-63

Market Disruption Events

A “Market Disruption Event” with respect to the Index means the occurrence of any of the following events, in each case as determined by the Calculation Agent in its sole discretion:

(a)	a suspension, absence or limitation of trading in a material number of Index Constituents for more than two hours or during the one hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;

(b)	a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituents on a Related Exchange for more than two hours of trading or during the one hour before the close of trading in that market;

(c)	the closure on any Index Business Day of the applicable Primary Exchange or Primary Exchanges or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day;

(d)	the Index Sponsor fails to publish the official closing level of the Index on an Index Business Day, or the Calculation Agent reasonably determines that the published level of the Index on such Index Business Day is or may be inaccurate; or

(e)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a Market Disruption Event if the Calculation Agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Discontinuance or Modification of an Index; Additional Replacement Events

If (i) the Index Sponsor discontinues publication of the Index or (ii) we are unable to obtain or maintain a license to use the Index in connection with the ETNs, and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to that discontinued Index (the Index being referred to herein as a “successor index”), then the level of the Index will be determined by reference to the level of the Index of that successor index on any subsequent date as of which the level of the Index is to be determined. In addition, the Calculation Agent may also (but is not required to), in its sole discretion, effect such a replacement if (a) the Calculation Agent determines that the Index Sponsor has made a material change to the Index that renders it inappropriate or undesirable to link the ETNs to the Index (including, but not limited to, a change to the types of securities included in the Index), (b) the Index Sponsor or other applicable entity calculates the level of the Index incorrectly, or (c) the Calculation Agent determines in its sole discretion that, whether due to the principal amount of the ETNs outstanding, the liquidity of the securities included in the Index and/or any other relevant factors, the trading of the ETNs or our hedging activities relating to the ETNs may have a significant impact on the market prices and/or liquidity of one or more of those securities. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the Index for all purposes, and the calculation agent may in its sole discretion adjust any variable described in this pricing supplement, including but not limited to, if applicable, any level (including but not limited to the intraday index level, Closing Index Level, any level derived from the intraday index level or Closing Index Level or any other relevant level on any date of determination) or any combination thereof or any other variable described in this pricing supplement. The calculation agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.

PS-64

If (i) the Calculation Agent determines that the Index Sponsor discontinues publication of the Index or (ii) we are unable to obtain or maintain a license to use the Index in connection with the ETNs, and the Calculation Agent determines that no successor index is available at such time, the Calculation Agent will determine the level of that Index and thus the Closing Indicative Value, the Intraday Indicative Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Constituents or the method of calculating that Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index Constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the applicable methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Index Level used to determine the Closing Indicative Value, the Intraday Indicative Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

A substitution of the Index for a successor index or a material change in the method of calculating the Index could cause the ETNs to no longer satisfy the listing requirements and result in the relevant securities exchange delisting the ETNs. A delisting of the ETNs would materially and adversely affect the liquidity of the trading market for those ETNs.

Consequences of a Market Disruption Event; Postponement of an Averaging Date

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below), the Closing Indicative Value for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Closing Indicative Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Closing Indicative Values on the Index Business Days during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Closing Indicative Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, respectively, is based on the arithmetic mean of the Closing Indicative Values on June 23, June 24, June 25, June 26 and June 27, and there is a Market Disruption Event on June 23, but no other Market Disruption Event during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, then the Closing Indicative Value on June 24, will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Closing Indicative Values on June 24, June 24, June 25, June 26 and June 27.

PS-65

In no event, however, will any postponement under the two immediately preceding paragraphs result in the final Averaging Date occurring more than eight scheduled Index Business Days following the day originally scheduled to be such final Averaging Date. If the eighth scheduled Index Business Day following the day originally scheduled to be the final Averaging Date is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such eighth scheduled Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level to be used in the calculation of the Closing Indicative Value based on its good faith estimate of the Closing Index Level that would have prevailed on such eighth scheduled Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each Index Business Day during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, subject to adjustment as described in this pricing supplement.

Postponement of a Payment Date

If any scheduled Payment Date (as defined below) is not a Business Day, the payment (if any) required to be made on the ETNs on such Payment Date will be made on the next succeeding Business Day. If the final Averaging Date during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, is postponed, the relevant Payment Date will be the Business Day that follows such final Averaging Date by a number of Business Days equal to the number of Business Days between the originally scheduled final Averaging Date and the originally scheduled Payment Date.

 If any Payment Date is postponed due to a non-Business Day, a Market Disruption Event on the related final Averaging Date, or otherwise, the payment, if any, due on that Payment Date will be made on that Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.

PS-66

For purposes of this section, a “Payment Date” means the Maturity Date, any Redemption Date, and any Call Settlement Date.

Events of Default and Acceleration

Under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the ETNs.

Payment upon an Event of Default

In case an event of default with respect to any of the ETNs shall have occurred and be continuing, the amount declared due and payable per ETN upon any acceleration of the ETNs will be determined by the Calculation Agent and will be an amount in cash equal to the Cash Settlement Amount, calculated as if the date of acceleration were the Calculation Date.

If the maturity of the ETNs is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the ETNs as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities—Defeasance” are not applicable to the ETNs.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity or call, or upon early redemption, will be made to accounts designated by you in writing and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

Split or Reverse Split of the ETNs

We or the Calculation Agent may initiate a split or reverse split of any issuance of the ETNs on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

PS-67

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of the ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Index Business Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of the ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

PS-68

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of each of the ETNs will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under those ETNs.

We expect to enter into transactions to hedge our obligations under the ETNs. Such transactions may involve purchases or sales of the Index Constituents or financial instruments linked to the Index and/or the Index Constituents prior to or on the applicable Initial Issue Date. In addition, from time to time after we issue any ETNs, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in some or all of the Index Constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the Constituent Issuers, the Index Constituents or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the ETNs from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the Index Constituents, listed or over-the-counter options or futures on Index Constituents or listed or over-the-counter options, futures, or other instruments linked to the level of the Index, as well as other instruments designed to track the performance of that Index.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially decrease the level of the Index, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the ETNs declines. See “Risk Factors—Risks Relating to the ETNs Generally—We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the ETNs directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or one or more Constituent Issuers or the Index Constituents. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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THE INDEX

We obtained all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by Solactive AG, the Index Sponsor. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Index in connection with the offer and sale of the securities.

In addition, information about the Index may be obtained from other sources including, but not limited to, the Index Sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

The Index is calculated and published by Solactive AG and is reported by Bloomberg L.P. under the ticker symbol “SOLUSBBT.”

General

The Index is an equally-weighted equity index that tracks the performance of 10 of the largest (determined by free-float market capitalization) U.S. stocks included in the banking and investment services sectors, based on the sector classification from FactSet RBICS (Revere Business Industry Classification System). The Index was launched on February 25, 2019. As of the date of this pricing supplement, the Index Constituents are as follows: Bank of America Corporation (BAC); Citigroup Inc. (C); The Goldman Sachs Group, Inc. (GS); JPMorgan Chase & Co. (JPM); Morgan Stanley (MS); The PNC Financial Services Group, Inc. (PNC); The Charles Schwab Corporation (SCHW); Truist Financial Corporation (TFC); U.S. Bancorp (USB); and Wells Fargo & Company (WFC).

 The Index Constituents are equally weighted on each “Adjustment Day,” which is the third Friday of each month. If this day is not a trading day, then the Adjustment Day will be postponed to the next trading day.

 As discussed in more detail below, the Index is a total return index, in which dividends paid on the index Constituents are reflected in the level of the Index.

 The Index level is calculated every 15 seconds on each trading day when the New York Stock Exchange and the Nasdaq Stock Market are open for business, from 9:00AM to approximately 4:30PM, New York City time. The level of the Index is rounded to two decimal places.

 The Index was developed in collaboration with REX Shares, LLC.

Index Constituent Selection

The first business day of each calendar month is a “Selection Day” for the Index.

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Annual Selection. On the Selection Day in March of each year, Solactive AG selects securities for potential inclusion in the Index based on the following criteria:

•	a security must be a component of the Solactive GBS United States Large & Mid Cap Index;

•	the security must be listed on a U.S. securities exchange, and be domiciled in the U.S.;

•	the issuer of the security must have a free-float market capitalization that is greater than $1 billion; and

•	the security must have a minimum average daily traded value for the preceding one month and six months of more than $25 million.

If an issuer has more than one class of common equity securities outstanding, only the class that Solactive AG deems to be the most liquid may be included. Solactive AG determines the free-float market capitalization of each relevant security based on the product of the “float shares” outstanding (as sourced from data vendors that it selects from time to time) and the closing price of the relevant share class.

Once the Index universe is determined as set forth above, the selection of the Index Constituents is effected as follows:

•	Solactive AG identifies the issuers that are:

o	in the sectors of Banking or Investment Services;

o	in the industry groups of United States Commercial Banks, Diversified Investment, Securities Sales and Trading Services, or Investment Banking and Corporate Finance; and

o	with industry classifications of Brokerage Services, Diversified Investment, Diversified Asset Management and Financial Advisory Services, Other Securities Sales and Trading Services, United States East and South Commercial Banks, United States Midwest and West Commercial Banks, Diversified United States Commercial Banks, Diversified United States Commercial Banks, or Other Investment Banking and Corporate Finance,

in each case, based on the FactSet RBCIS; and

•	these securities are ranked based on their free-float market capitalization, and the 10 largest are selected for the Index.

FactSet RBICS is a structured taxonomy classification system produced by FactSet Research Systems Inc. that classifies companies based on their operating footprint. FactSet RBICS classifies a company along six hierarchical levels, Economies, Sectors, Sub-Sectors, Industry Groups, Industries and Sub-Industries, using both a bottom-up approach based on the revenue generated by the company’s products and services as well as behavioral similarities and stock co-movement compared to other companies. To make this classification, FactSet RBICS uses only primary sources of information disclosed directly by companies via regulatory filings, investor reports, or company press releases.

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On each monthly Selection Day other than for the month of March, the Index Constituents are reviewed as follows:

•	the Index universe and industry sector determinations are made as set forth above;

•	these securities are ranked based on their free-float market capitalization, and the 13 largest are identified;

•	if any of the securities currently in the Index is no longer included in the 13 largest, the Index is reconstituted to the largest 10 by rank; all such stocks will be re-weighted to have equal weight on the subsequent Adjustment Day; and

•	if all of the securities currently in the Index are among the 13 largest, no change is made to the composition of the Index; however, the Index Constituents are re-weighted to have an equal weight on the subsequent Adjustment Day.

Solactive AG will publicly announce any changes to the composition of the Index.

Index Calculation

Index Level. The Index is based on a starting level as of 1,000 at the close of trading on its inception date, March 15, 2013.

 The level of the Index is calculated in accordance with the following formula:

where:

= Number of Shares of the Index constituent on trading day

= Price of Index constituent on trading day

The “Number of Shares” for an Index constituent on any trading day is based on the number or fraction of shares included in the Index; it is calculated for any Index constituent as the ratio of (A) the Percentage Weight of an Index constituent multiplied by the level of the Index and (B) its closing price. The “Percentage Weight” of an Index constituent is the ratio of its closing price multiplied by its Number of Shares, divided by the Index level. The Number of Shares will be adjusted by Solactive AG to reflect corporate transactions that impact the number of outstanding shares of an Index constituent, including stock dividends, stock splits and reverse stock splits, issuances of new shares, repurchases of outstanding shares and other transactions.

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Dividends. Dividend payments and other distributions on an Index constituent are deemed to be reinvested into the applicable Index constituent, based on the closing price of the applicable Index constituent on the trading day prior to the ex-date. These dividends and distributions result in an adjustment of the Number of Shares. Upon the payment of a dividend, the new Number of Shares for the relevant Index constituent is calculated as follows:

with

= Number of Shares of the Index constituent on trading day

= Price of Index constituent on trading day

= Dividend amount on the ex-dividend date on trading day

Corporate Actions

Index Constituents and their respective weights may need be adjusted in response to corporate actions such as a merger, acquisition, spin-off, delisting or bankruptcy in order to maintain the continuity of the Index level and the composition. Such adjustments can also result from special dividends, rights issues or offerings, stock splits, reverse stock splits, stock dividends or other changes in the number of shares outstanding and/or free float, typically due to share repurchases, tenders, or offerings. Such adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the Index performance.

The Index generally follows the Solactive Equity Index Methodology (available on the Index Sponsor’s website) with respect to corporate actions, with the following two exceptions:

•	In case of spin-off events, spun-off companies will always be removed from the Index and their weight will be redistributed proportionally among the remaining Index Constituents.

•	In case of any events that lead to the removal of an Index Component form the Index, for example due to an acquisition, delisting or bankruptcy, the relevant Index Constituent will be replaced with the security with the largest free-float market capitalization that is not yet included in the Index, determined as of the most recent Selection Date.

Further information about the corporate actions methodology of the Index may be obtained from other sources including, but not limited to, the Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

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Index Governance

Solactive AG is responsible for the day-to-day management of the Index, including retaining primary responsibility for all aspects of the Index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks (the “IOSCO Principles”). A committee consisting of Solactive AG personnel (the “Index Committee”) is responsible for helping to ensure Solactive AG’s overall compliance with the IOSCO Principles, by performing the oversight function, which includes overseeing the Index development, design, issuance and operation of the Index, as well as reviewing the control framework. Solactive AG is also responsible for decisions regarding the interpretation of the Index methodology, and the Index Committee is responsible for reviewing all rule modifications and Index constituent changes to ensure that they are made objectively, without bias, and in accordance with applicable law and regulation and Solactive AG’s policies and procedures. Consequently, all of Solactive AG’s and the Index Committee discussions and decisions are confidential until released to the public.

 Methodology changes. The Index Committee is responsible for decisions regarding the composition of the Index as well as any amendments to the rules. Members of the Index Committee can recommend changes to the Index methodology and submit them to the Index Committee for approval.

Index Corrections

Solactive AG endeavors to ensure the accuracy of the Index. Nevertheless, errors in the Index determination process may occur from time to time for a variety of reasons, both internal and external to Solactive AG. The primary aim in this regard is to ensure the quality of Solactive AG’s index calculation by defining a coherent and, if possible, exhaustive rule-based methodology which clearly defines specific treatments for individual error types.

 Solactive AG endeavors to correct all errors that have been identified within a reasonable period of time. A reasonable period of time, as referred to in this policy, is generally understood as meaning two business days.

 Additional information relating to Solactive AG’s index correction policy may be found on its website, in the document named “Correction Policy.” We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

Conditions of Market Stress

Solactive AG maintains rules and procedures that will apply during conditions of market stress occurring in the calculation process of the Index. Market stress can arise due to a variety of reasons and take several forms, but generally results in inaccurate or delayed prices for one or more Index Constituents. The Index may also be directly affected by stock suspensions or any other disruptions, as one or more of the Index Constituents may be prohibited from trading for a longer time, thereby impairing the representativeness of the index. In order to maintain the quality of the Index methodology and to define how and when discretion may be exercised in the determination of an index, Solactive AG applies rules and procedures as to how to address these circumstances. These may be found on the Solactive AG website, in the document named “Disruption Policy.” We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

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License Agreement

We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), in exchange for a fee, which licenses the Index from the Index Sponsor. The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination, in exchange for a periodic fee.

Solactive AG (“Solactive”) is the licensor of the Index. The ETNS are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the ETNs; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive’s obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index.

MicroSectorsTM and REXTM are registered trademarks of REX. The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, “REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.

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REX INDEX PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. REX INDEX PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. REX INDEX PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BANK OF MONTREAL, OWNERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL REX INDEX PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

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Historical Index Information

We obtained the closing levels of the Index in the graph below from Bloomberg Finance L.P., without independent verification. The following graph sets forth daily Closing Index Levels of the Index for the period from January 2, 2020 to October 13, 2025. The Closing Index Level on October 13, 2025 was 4,839.55. The historical performance of the Index should not be taken as an indication of the future performance of the Index.

HISTORICAL RESULTS ARE NOT INDICATIVE OF FUTURE RESULTS.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the ETNs. It does not purport to be a complete analysis of all tax considerations relating to the ETNs. Prospective purchasers of the ETNs should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the ETNs and receiving payments under the ETNs. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the ETNs offered by this pricing supplement, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of ETNs, (3) is not affiliated with us, (4) does not receive any payment of interest on an ETN in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold ETNs in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules in section 18.4 of the Tax Act to a Holder (i) that disposes of an ETN to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity,” (ii) that disposes of an ETN under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this pricing supplement (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

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This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the ETNs should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on an ETN (including amounts on account of, or in lieu of payment of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on an ETN in certain cases where a note is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to us or any other resident or deemed resident of Canada, other than a note which is an “excluded obligation”, as defined in the Tax Act for this purposes) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is generally not participating debt interest unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest or deemed interest on an ETN, including any portion of the principal amount of an ETN in excess of the issue price, such interest or deemed interest, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a security were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a security constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a security should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement,” both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these ETNs, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the ETNs, and (ii) it should also not be reasonable to consider that the ETNs were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch.”

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of an ETN or on the proceeds received by a Holder on the disposition of an ETN (including redemption, cancellation, purchase or repurchase).

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U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the ETNs. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the ETNs. Prospective purchasers of the ETNs should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the ETNs and receiving payments under the ETNs. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to investors who are initial investors and hold their ETNs as “capital assets” for U.S. federal income tax purposes. This section is general in nature and does not address specific considerations that may be relevant to classes of investors subject to special rules, such as entities treated as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their ETNs, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold ETNs as part of a straddle or a hedging or conversion transaction, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. This discussion does not address any alternative minimum tax or Medicare contribution tax considerations.

If an entity treated as a partnership holds the ETNs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the ETNs and their partners should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in the ETNs.

We will not attempt to ascertain whether the issuer of any of the Index Constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. investors (in the case of a passive foreign investment company) or non-U.S. investors (in the case of a United States real property holding corporation). Investors should refer to any available information filed with the SEC by the Constituent Issuers and consult their tax advisors regarding the possible consequences to them in this regard.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE ETNS SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE ETNS ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, INVESTORS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE ETNS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

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U.S. Holders

For purposes of this discussion, a U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of an ETN and (i) a citizen or individual resident of the United States, (ii) a domestic corporation, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that no Canadian withholding or other taxes will be imposed with respect to the ETNs. U.S. holders should consult their tax advisors regarding the tax consequences to them of any Canadian or other non-U.S. tax imposed with respect to the ETNs.

Intended Tax Treatment of the ETNs. In the opinion of our special U.S. tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat an ETN with the terms described in this pricing supplement as a pre-paid cash-settled forward contract in respect of the Index for U.S. federal income tax purposes and by purchasing the ETNs, each U.S. holder agrees (in the absence of a change in law or Internal Revenue Service (“IRS”) guidance) to treat the ETNs accordingly. If the ETNs are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or settlement of the ETNs in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in the ETNs. In general, a U.S. holder’s tax basis in the ETNs will be equal to the price the U.S. holder paid for the ETNs. Capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. Due to the absence of authorities that directly address the treatment of the ETNs, alternative tax treatments of the ETNs are also possible and the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS might assert that the ETNs should be treated as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, a U.S. holder would generally be required to accrue interest currently at a “comparable yield” over the term of the ETNs even though that U.S. holder will not receive any payments from us prior to maturity or early redemption. Any such interest income is expected to be U.S.-source. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or settlement of the ETNs would be ordinary income and any loss recognized by a U.S. holder at such time would be ordinary loss to the extent of interest that same U.S. holder included in income in the current or previous taxable years in respect of the ETNs, and thereafter, would be capital loss. Moreover, under such characterization a given ETN may not be “fungible” with ETNs with different issue dates for U.S. federal income tax purposes.

It is also possible that the IRS could seek to tax the ETNs as giving rise to a U.S. holder’s deemed ownership of the Index Constituents. In such case, a U.S. holder could be required to recognize amounts of income, gain or loss as if such holder had actually owned interests in the Index Constituents. Under this alternative treatment, a U.S. holder could also be required to currently recognize gain or loss, some of which could be short-term capital gain (and possibly loss), each time the Index rebalances.

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The IRS could also assert that a U.S. holder should be required to treat any amounts attributable to the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount as separate investment expenses. The deduction of any such deemed expenses would not generally be permitted to a U.S. holder who is an individual, trust or estate. Such limitation would correspondingly increase the amount of gain and income or decrease the amount of loss recognized by a U.S. holder with respect to an investment in the ETNs.

It is possible that a deemed taxable exchange could occur on one or more of the Adjustment Days, upon a replacement of the Index, or upon any extension by us of the Maturity Date. Additionally, it is possible that the ETNs could be treated as a series of derivative contracts, each of which matures on the next Adjustment Day. If a deemed taxable exchange occurred or if the ETNs were properly characterized as a series of derivative contracts, a U.S. holder would be treated as disposing of the ETNs on the relevant Adjustment Day, replacement, or extension, as the case may be, in return for new ETNs that mature on the next Adjustment Day, on the Maturity Date, or on the extended Maturity Date, as the case may be, and subject to the application of the wash sale rules, the U.S. holder accordingly could recognize capital gain or loss on each Adjustment Day, replacement, or extension, as the case may be, equal to the difference between the U.S. holder’s tax basis in the ETNs (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the ETNs on such date.

Because of the absence of authority regarding the appropriate tax characterization of the ETNs, it is also possible that the IRS could seek to characterize the ETNs in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a U.S. holder may recognize upon the sale, exchange, redemption or settlement of the ETNs should be treated as ordinary income or loss.

The IRS has released a notice that may affect the taxation of U.S. holders of the ETNs. According to the notice, the IRS and the Treasury Department are considering whether the holder of instruments such as the ETNs should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, U.S. holders of the ETNs will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring U.S. holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the ETNs, including the timing and character of income and gain on the ETNs. U.S. holders should consult their tax advisor as to the tax consequences of possible alternative characterizations of the ETNs for U.S. federal income tax purposes and proposals to change the taxation of certain derivative instruments.

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Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules the ETNs, or non-U.S. financial accounts through which the ETNs are held, may be treated as “specified foreign financial assets.” U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the ETNs.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the ETNs. A non-U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of an ETN and (i) a non-resident alien individual, (ii) a foreign corporation, or (iii) a foreign estate or trust.

Under Section 871(m) of the Code (“Section 871(m)”), a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “underlying security”). Withholding under Section 871(m) is subject to certain exceptions, for example for instruments linked to certain broad-based indices that meet standards set forth in the regulations, as well as certain securities that track these indices. In addition, any tax under Section 871(m) may be reduced or eliminated under an applicable income tax treaty, or if the income is effectively connected with a non-U.S. holder’s U.S. trade or business and certain other conditions are met, in either case if appropriate certifications are provided to the relevant withholding agent. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. Any withholding pursuant to Section 871(m) will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made at maturity or upon a disposition of the ETNs by the non-U.S. holder. The dividend equivalent amount (if any) will be determined on the earlier of (a) the record date of the dividend and (b) the day prior to the ex-dividend date for the relevant underlying U.S. equity instrument. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying U.S. equity. Based on our determination that the ETNs are delta-one instruments, non-U.S. holders will be subject to withholding on dividend equivalent payments, if any. We will not pay additional amounts in respect of any withholding. Although, as discussed above, withholding under Section 871(m) may be subject to certain exceptions that may depend on a non-U.S. holder’s particular circumstances, we and other withholding agents may treat the full amount a dividend equivalent (if any) as subject to withholding under Section 871(m) and will not attempt to determine whether any exception applies.

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Our determinations (including with respect to the amounts of dividend equivalents) are generally binding on you, but are not binding on the IRS, and the IRS may disagree with our determinations. Section 871(m) is complex and its application may depend on your particular circumstances. You should consult your tax adviser regarding the application of Section 871(m) to the ETNs including whether there is potential to claim a refund from the IRS of amounts withheld in respect of particular distributions if an exception to Section 871(m) were established to apply.

As discussed above, alternative characterizations of the ETNs for U.S. federal income tax purposes are possible. Should we conclude that an alternative characterization applies by reason of change or clarification of the law, administrative guidance or otherwise and consequently conclude that we are required to withhold on payments on the ETNs, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the ETNs should be subject to withholding tax (which may apply in addition to withholding under Section 871(m)). Prospective investors should consult their own tax advisors in this regard.

Except as discussed above, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the ETNs, provided that (i) the non-U.S. holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, and (iii) if the non-U.S. holder is a non-resident alien individual, such non-U.S. holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement of the ETNs and is not a former citizen or resident of the United States. In the case of (ii) above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, the non-U.S. holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. If the ETNs are recharacterized as debt for U.S. federal income tax purposes, amounts paid in respect of the ETNs to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder (i) does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Bank of Montreal stock entitled to vote, (ii) is not a “controlled foreign corporation” related, directly or indirectly, to Bank of Montreal, (iii) is not a bank receiving interest under Section 881(c)(3)(A) of the Code and (iv) provides to the relevant withholding agent a properly completed IRS Form W-8, appropriate to the non-U.S. holder’s particular circumstances, that certifies under penalties of perjury that such person is not a U.S. person.

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Backup Withholding and Information Reporting

Payments on the ETNs or of proceeds from a sale or other disposition of the ETNs may be subject to information reporting. U.S. holders may also be subject to backup withholding on these payments unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” imposes a 30% U.S. withholding tax on certain U.S. source payments, including U.S.-source interest (and original issue discount), dividends, dividend-equivalent payments (as described above) and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the ETNs or non-U.S. financial institutions through which the ETNs may be held. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the ETNs, tax will be withheld at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the ETNs.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ETNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of the ETNs by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the ETNs are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the ETNs. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

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In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the ETNs will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the ETNs.

Any purchaser or holder of the ETNs or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the ETNs that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the ETNs will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The ETNs are contractual financial instruments. The financial exposure provided by the ETNs is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ETNs. The ETNs have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

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Each purchaser or holder of any ETNs acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the ETNs, (ii) the purchaser or holder’s investment in the ETNs, (iii) the holding of the ETNs or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the ETNs;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the ETNs and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the ETNs;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the ETNs has exclusive responsibility for ensuring that its purchase and holding of the ETNs does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any ETNs to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchasers.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in a Distribution Agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the ETNs.

BMOCM, an affiliate of ours, is the agent for this offering. On the Initial Trade Date, we sold an aggregate of $4,000,000 principal amount of the ETNs through BMOCM and through one or more dealers purchasing as principal through BMOCM for $25 per ETN. After giving effect to the $12,500,000 in principal amount of the ETNs that we will issue on October 14, 2025, an aggregate of $25,000,000 in principal amount of the ETNs will be outstanding. We will receive proceeds equal to 100% of the offering price of any remaining or additional ETNs that are sold after the date of this document.

Additional ETNs may be offered and sold from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value at that time. Sales of the ETNs after the date of this document will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. BMOCM may lend the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by purchasing such ETNs from BMOCM.

We are not obligated to issue and sell additional ETNs at any time to BMOCM, and BMOCM is not obligated to sell additional ETNs to investors or dealers at any time. If we discontinue issuances and sales of the ETNs, or if BMOCM discontinues sales of the ETNs of any series, the price and liquidity of those ETNs may be subject to significant distortions. See “Risk Factors—We may sell additional ETNs at different prices, but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”

We will receive proceeds equal to 100% of the price that the ETNs are sold to the public, less any commissions paid to BMOCM or any other dealer. BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the ETNs. In addition, in exchange for providing certain services relating to the distribution of the ETNs, BMOCM, a member of FINRA, may receive a portion of the profits generated by the Daily Financing Charge and the Daily Investor Fee. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the ETNs decline. We may not sell the full amount of ETNs offered by this pricing supplement, and may discontinue sales of the ETNs at any time.

We or our affiliates may, at any time and from time to time, purchase outstanding ETNs in the open market, by private agreement or in other transactions.

We may use this pricing supplement in the initial sale of the ETNs. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the ETNs after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

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Broker-dealers, including BMOCM, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the ETNs, or they may sell any ETNs covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above. This pricing supplement (including the accompanying prospectus supplement and prospectus) will be deemed to cover any short sales of the ETNs by market participants who borrow ETNs from us or our affiliates or who cover their short positions with ETNs acquired from us or our affiliates.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

BMOCM or another FINRA member will provide certain services relating to the distribution of the ETNs and may receive a portion of the profits generated by the Daily Financing Charge Daily and the Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such ETNs.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to this offering, even if the value of the ETNs declines.

We may deliver ETNs against payment therefor on a date that is greater than one business day following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than one business day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

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The ETNs are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the ETNs to any such investor.

Each of BMOCM and any other broker-dealer offering the ETNs have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the ETNs to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the ETNs have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the ETNs to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the ETNs. We may issue additional ETNs at any time, without your consent and without notifying you. The ETNs do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the ETNs. For more information, please refer to “Description of the Notes We May Offer—General” in the accompanying prospectus supplement and “Description of Debt Securities—General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued ETNs and will have the same CUSIP number and will trade interchangeably with the ETNs immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding ETNs of the class, plus the aggregate principal amount of any ETNs bearing the same CUSIP number that are issued pursuant to any future issuances of ETNs bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

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Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in the offerings contemplated hereby, within the meaning of FINRA Rule 5121. Consequently, each offering of the ETNs will be conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell ETNs in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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VALIDITY OF THE ETNS

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the ETNs has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when the ETNs have been duly completed in accordance with the indenture, the ETNs will have been validly executed, authenticated, issued and delivered, to the extent that validity of the ETNs is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustee’s authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the ETNs offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such ETNs (the “master note”), and such ETNs have been delivered against payment as contemplated herein, such ETNs will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

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ANNEX A

NOTICE OF EARLY REDEMPTION

To: [ ].com

Subject: Notice of Early Redemption, CUSIP No.: 063679435

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of ETNs to be redeemed: [ ]

Applicable Redemption Calculation Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the ETNs being satisfied, the ETNs will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Calculation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Calculation Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors—You will not know the Redemption Amount at the time you elect to request that we redeem your ETNs” in the pricing supplement relating to the ETNs and the undersigned understands that it will be exposed to market risk during the Redemption Measurement Period.

* Subject to adjustment as described in the pricing supplement relating to the ETNs.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [ ]

To Whom It May Concern:

The holder of $[ ] MicroSectors™ U.S. Big Banks 3× Leveraged ETNs due February 17, 2045, CUSIP No. 063679435 (the “ETNs”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Calculation Date with respect to the number of ETNs specified below at a price per ETN equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the ETNs will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Calculation, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

*Subject to adjustment as described in the pricing supplement relating to the ETNs.

B-1

ANNEX B

Number of ETNs surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 ETNs must be redeemed at one time (except as specified in the pricing supplement) to receive a cash payment on any Redemption Date).

B-2